UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EPIZYME, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EPIZYME, INC.

400 Technology Square, 4th Floor

Cambridge, Massachusetts 02139

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 17, 2022

You are cordially invited to attend the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Epizyme, Inc., which is scheduled to be held on Tuesday, May 17, 2022 at 10:00 a.m. Eastern time. The Annual Meeting will be held via the Internet this year, at a virtual web conference at meetnow.global/MM2596W.

Only stockholders who owned common stock at the close of business on March 22, 2022 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of four class III directors to our board of directors, each to serve until the 2025 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	Approval on an advisory (non-binding) basis, of the compensation of our named executive officers;

4.	Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 225,000,000 to 450,000,000;

5.	Approval of the Epizyme, Inc. 2022 Equity Incentive Plan;

6.

Approval of an amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan to eliminate the annual “evergreen” provision and authorize 2,500,000 shares of common stock for issuance under such plan; and

7.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at http://www.edocumentview.com/epzm. The board of directors recommends that you vote in favor of each of proposals one through six as outlined in the attached proxy statement.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021, or the 2021 Annual Report. We plan to mail the Notice on or about March 30, 2022. The Notice contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2021 Annual Report, and a form of proxy card.

We cordially invite all stockholders to attend the Annual Meeting online. Holders of our common stock as of the close of business on March 22, 2022, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Whether or not you expect to attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a holder of our common stock as of the close of business on the record date, you may vote your shares on the Internet by visiting https://www.investorvote.com/epzm, by telephone by calling 1-800-652-VOTE (8683) and following the recorded instructions or by completing, signing, dating, and returning a proxy card. Your vote is important regardless of the number of shares you own. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting online to vote your shares during the meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Our Annual Meeting will be a “virtual meeting” of stockholders this year, which will be conducted exclusively via the Internet as a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting meetnow.global/MM2596W. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

A complete list of registered stockholders will be available to holders of our common stock as of the close of business on the record date of March 22, 2022 during the Annual Meeting for examination at

meetnow.global/MM2596W.

By order of the Board of Directors,

/s/ Grant Bogle
Grant Bogle
President and Chief Executive Officer

Cambridge, Massachusetts

March 30, 2022

Epizyme, Inc.

Proxy Statement

Page
Proxy Statement	1
Important Information About the Annual Meeting and Voting	2
Proposal No. 1: Election of Class III Directors	8
Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022	15
Corporate Governance	17
Executive Compensation	26
Proposal No. 3: Advisory Vote on Executive Compensation	60
Proposal No. 4: Approval of an Amendment to Our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	61
Proposal No. 5: Approval of the Epizyme, Inc. 2022 Equity Incentive Plan	63
Proposal No. 6: Approval of an Amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan to eliminate the annual evergreen provision and authorize 2,500,000 shares of common stock for issuance under such plan	77
Transactions with Related Persons	82
Principal Stockholders	85
Delinquent Section 16(a) Reports	88
Report of the Audit Committee	88
Householding	89
Stockholder Proposals	89
Other Matters	90

Unless otherwise stated or the context indicates otherwise, all references in this proxy statement to “Epizyme,” “Epizyme, Inc.,” “we,” “us,” “our,” “our company,” “the Company” and similar references refer to Epizyme, Inc. and its wholly owned subsidiary, Epizyme Securities Corporation; all references herein to “TAZVERIK® (tazemetostat),” “TAZVERIK®” and “TAZVERIK” refer to tazemetostat in the context of the commercially-available product for which we received accelerated approval from the United States Food and Drug Administration, or FDA, in January 2020 for epithelioid sarcoma, or ES, and in June 2020 for follicular lymphoma, or FL; and all references herein to “tazemetostat” refer to tazemetostat in the context of the product candidate for which we are exploring further applications and indications. Epizyme® and TAZVERIK® are registered trademarks of Epizyme, Inc. in the United States and other countries. Epizyme, Inc. has also submitted trademark applications for Epizyme™ and TAZVERIK™ in other countries. All other trademarks, service marks or other tradenames appearing in this proxy statement are the property of their respective owners.

EPIZYME, INC.

400 Technology Square, 4th Floor

Cambridge, Massachusetts 02139

617-229-5872

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

to be held on May 17, 2022

This proxy statement contains information about the Annual Meeting of Stockholders of Epizyme, Inc., or the Annual Meeting, to be held on Tuesday, May 17, 2022 at 10:00 a.m. Eastern time. The Annual Meeting will be held via the Internet this year, as a virtual web conference at meetnow.global/MM2596W. The board of directors of Epizyme is using this proxy statement to solicit proxies for use at the Annual Meeting.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder as of the close of business on the record date, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by giving our corporate Secretary written notice to that effect.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021, or the 2021 Annual Report. We plan to send the Notice on or about March 30, 2022, and it contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2021 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 17, 2022:

This proxy statement and our 2021 Annual Report are

available for viewing, printing and downloading at http://www.edocumentview.com/epzm.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Epizyme, Inc. 400 Technology Square, 4th Floor, Cambridge, Massachusetts 02139. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	Election of four class III directors to our board of directors, each to serve until the 2025 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;

4.	Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 225,000,000 to 450,000,000;

5.	Approval of the Epizyme, Inc. 2022 Equity Incentive Plan;

6.

Approval of an amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan to eliminate the annual evergreen provision and authorize 2,500,000 shares of common stock for issuance under such plan; and

7.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first six items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the four nominees to serve as class III directors on our board of directors for a three-year term;

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;

FOR the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 225,000,000 to 450,000,000;

FOR the approval of the Epizyme, Inc. 2022 Equity Incentive Plan; and

FOR the approval of an amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan to eliminate the annual evergreen provision and authorize 2,500,000 shares of common stock for issuance under such plan.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2021 Annual Report are available for viewing, printing and downloading on the Internet at http://www.edocumentview.com/epzm.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date of March 22, 2022, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of

March 22, 2022, there were 164,790,509 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice and in the section titled “How do I vote at the Annual Meeting” on page 4 of this proxy statement.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, on or about March 30, 2022, we plan to send our stockholders and beneficial owners a copy of the Notice instead of paper copies of this proxy statement, our proxy card, and our 2021 Annual Report. Detailed instructions on how to access these materials via the Internet may be found in the Notice. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2021 Annual Report, and a form of proxy card. This proxy statement and our 2021 Annual Report are available for viewing, printing and downloading on the Internet at http://www.edocumentview.com/epzm.

Why is the Annual Meeting a virtual, online meeting?

Our Annual Meeting will be a virtual meeting of stockholders this year where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

How do I virtually attend the Annual Meeting?

We will host the Annual Meeting live online via webcast. You may attend the Annual Meeting live online by visiting meetnow.global/MM2596W. The webcast will start at 10:00 a.m. Eastern time on Tuesday, May 17, 2022. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on the record date of March 22, 2022, or if you hold a valid proxy for the Annual Meeting.

If you are a stockholder of record, then you do not need to register to virtually attend the Annual Meeting. Please follow the instructions on the Notice or proxy card that you received. You will need the control number included on your proxy card in order to be able to enter the Annual Meeting online. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or in the instructions that accompanied your proxy materials. The online meeting will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time to leave ample time for the online check-in proceedings.

If you hold your shares in “street name” you must register in advance to virtually attend the Annual Meeting. To register to virtually attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Epizyme, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on May 12, 2022. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to Computershare as follows:

By E-mail: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By Mail:

Computershare

Epizyme, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

How do I submit a question at the Annual Meeting?

You will be able to submit your questions prior to and during the Annual Meeting by visiting

meetnow.global/MM2596W.

How do I vote at the Annual Meeting?

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or if you attend the Annual Meeting online, during the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below.

•	By Telephone. You may transmit your proxy over the phone by calling 1-800-652-VOTE (8683) and following the instructions provided in the Notice and on the proxy card.

•	Via the Internet. You may transmit your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice and on the proxy card.

•	By Mail. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•

Online during the Annual Meeting. You may vote your shares online while virtually attending the Annual Meeting by visiting meetnow.global/MM2596W. You will need your control number included on your proxy card in order to be able to vote during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting online your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available until 1:00 am Eastern time on May 17, 2022, and mailed proxy cards must be received by May 16, 2022 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If you are the beneficial owner of shares held in “street name” and you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and demonstrate proof of beneficial ownership to virtually attend the Annual Meeting. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to vote via the Internet, by telephone, by requesting and returning a paper proxy card by mail, or by virtually attending the Annual Meeting and voting during the Annual Meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

May I see a list of stockholders entitled to vote as of the record date for the Annual Meeting?

A complete list of registered stockholders will be available to stockholders of record during the Annual Meeting for examination at meetnow.global/MM2596W.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) is considered a non-discretionary matter under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2) is considered a discretionary matter under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 2. If a broker or other nominee does not exercise this discretionary authority and does not have instructions from you, then broker non-votes would occur in connection with Proposal No. 2.

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (Proposal No. 3) is considered a non-discretionary matter under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 3.

The approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 4) is considered a discretionary matter under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 4. If a broker or other nominee does not exercise this discretionary authority and does not have instructions from you, then broker non-votes would occur in connection with Proposal No. 4.

The approval of the Epizyme, Inc. 2022 Equity Incentive Plan (Proposal No. 5) is considered a non-discretionary matter under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 5.

The approval of an amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan to eliminate the annual evergreen provision and authorize 2,500,000 shares of common stock for issuance under such plan (Proposal No. 6) is considered a non-discretionary matter under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 6.

Votes Required to (1) Elect a Director, (2) Ratify Appointment of Ernst & Young LLP, (3) Approve the Advisory Vote on Executive Officer Compensation, (4) Approve an Amendment to our Restated Certificate of Incorporation, (5) Approve the Epizyme, Inc. 2022 Equity Incentive Plan, and (6) Approve an Amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan:

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting (Proposal No. 1).

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2), the approval of the advisory vote on executive compensation (Proposal No. 3), the approval of the Epizyme, Inc. 2022 Equity Incentive Plan (Proposal No. 5), and the approval of the amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan (Proposal No. 6) each require the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter.

Shares which abstain and broker non-votes will not be counted as votes in favor of, or with respect to, these proposals and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposals No. 1, No. 2, No. 3, No. 5 and No. 6.

The amendment of our Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 4) requires the affirmative vote of stockholders holding a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. Because Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal No. 4.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast virtually during the Annual Meeting or by proxy by mail, via the Internet prior to the Annual Meeting or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How do I vote at the Annual Meeting” section above;

•	by voting virtually during the Annual Meeting; or

•	by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote virtually during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How do I vote at the Annual Meeting” section above.

Your virtual attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF FOUR CLASS III DIRECTORS

Our board of directors currently consists of ten members, eight of whom are “independent directors” under applicable Nasdaq rules. In accordance with the terms of our certificate of incorporation and amended and restated by-laws, our board of directors is divided into three classes (class I, class II and class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Kenneth Bate, Roy A. Beveridge, M.D., and Victoria Richon, Ph.D., and their term expires at the annual meeting of stockholders to be held in 2023;

•	the class II directors are Grant Bogle, Kevin T. Conroy, and Carl Goldfischer, M.D., and their term expires at the annual meeting of stockholders to be held in 2024; and

•	the class III directors are Michael F. Giordano, M.D., Pablo Legorreta, David M. Mott, and Carol Stuckley, and their term expires at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated Michael F. Giordano, M.D., Pablo Legorreta, David M. Mott, and Carol Stuckley for election as class III directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

Skills, Experience and Commitment to Diversity

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape. Although we have no formal policy regarding board diversity, our board of directors recognizes the importance and the value of diversity and seeks directors with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity.

In 2021, we added two new independent directors with the appointments of Roy A. Beveridge, M.D., and Carol Stuckley to our board of directors in November 2021, and our board of directors now includes four diverse directors, with two of our directors identifying as women, one identifying as Hispanic/Latinx and one identifying as LGBTQ+.

Board Diversity Matrix

In accordance with Nasdaq’s recently-adopted board diversity listing standards, we are also disclosing aggregated statistical information about the members of our board directors as voluntarily identified to us by each of our directors.

Board Diversity Matrix (As of March 1, 2022)
Total Number of Directors:	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+		1

Did Not Disclose Demographic Background		—

Nominees for Election as Class III Directors

Biographical information as of March 1, 2022, including principal occupation and business experience during the last five years, for our nominees for election as class III directors at our Annual Meeting is set forth below.

Class III Directors (Term Expires at Annual Meeting)

Age
Michael F. Giordano, M.D. has served as a director since March 2018. Dr. Giordano served as a clinical advisor and Chief Medical Officer to us from December 2017 to August 2018. From 1999 to 2017, Dr. Giordano worked at Bristol-Myers Squibb, or BMS, most recently serving as senior vice president and head of development, oncology and immuno-oncology from February 2012 to February 2017. From 1990 to 1999, he served as assistant professor of medicine and founding director of the Cornell Clinical Trials Unit, a National Institutes of Health and Industry-supported AIDS clinical trials center at New York Hospital-Cornell University Medical Center. Since January 2018, Dr. Giordano has served on the board of directors of RAPT Therapeutics, Inc., a publicly traded clinical-stage, immunology-based biopharmaceutical company and since September 2018, he has served on the board of directors of Achilles Therapeutics plc, a publicly traded biopharmaceutical company. He earned his M.D. and completed his residency and fellowship training at NewYork-Presbyterian/Weill Cornell Medical Center, and received his B.A. in natural sciences from The Johns Hopkins University. We believe that Dr. Giordano’s extensive experience in oncology and immuno-oncology at BMS, as well as his experience as a clinical advisor to us, provide him with the qualifications and skills to serve as a director of our company.	64

Age
Pablo Legorreta has served as a director since November 2019. Since 1996, Mr. Legorreta is the founder and chief executive officer of Royalty Pharma plc, a life sciences investment company that went public in June 2020. Mr. Legorreta also serves as chairman of the board of directors of Royalty Pharma plc. Mr. Legorreta was elected as a director under the terms of our purchase agreement dated November 4, 2019 with a subsidiary of Royalty Pharma. Royalty Pharma beneficially owns more than 20% of our voting securities. Mr. Legorreta is also a co-founder of Pharmakon Advisors, LP, an affiliate of the lenders under our loan agreement dated November 4, 2019. Mr. Legorreta has over 20 years of experience investing in pharmaceutical royalties and building and managing a leading life sciences investment company. Prior to founding Royalty Pharma in 1996, Mr. Legorreta was an investment banker at Lazard Frères in Paris and New York. Mr. Legorreta serves on the Board of Governors of the New York Academy of Sciences, as well as the Boards of Trustees of Rockefeller University, Brown University, the Hospital for Special Surgery, Pasteur Foundation (the U.S. affiliate of the French Institut Pasteur), Open Medical Institute and Park Avenue Armory. Mr. Legorreta is the founder and chairman of Alianza Médica para la Salud, a non-profit dedicated to enhancing the quality of health care in Latin America by providing doctors and healthcare providers with continued education opportunities. Mr. Legorreta has a degree in industrial engineering from Universidad Iberoamericana in Mexico City. We believe that Mr. Legorreta’s experience in investing in pharmaceutical royalties and managing a growing life sciences investment company, as well as significant background in investment banking and debt financing provide him with the qualifications and skills to serve as a director of our company.	58

David M. Mott has served as a director since December 2009 and as Chairman of our board of directors since April 2016. Mr. Mott has been a private investor through Mott Family Capital since February 2020. Mr. Mott previously served as a general partner of New Enterprise Associates, Inc., an investment firm focused on venture capital and growth equity investments, from September 2008 to February 2020, where he led the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune, Inc., or MedImmune, a biotechnology company and subsidiary of AstraZeneca Plc, or AstraZeneca, and served in numerous roles during his tenure, including most recently as Chief Executive Officer from October 2000 to July 2008. During that time, Mr. Mott also served as Executive Vice President of AstraZeneca from June 2007 to July 2008 following AstraZeneca’s acquisition of MedImmune in June 2007. Mr. Mott also serves on the board of directors of the following publicly traded life sciences companies: Adaptimmune Therapeutics plc, a clinical-stage biopharmaceutical company, as a director since February 2015 and as chairman since January 2017; Ardelyx, Inc., a biopharmaceutical company, as a director since March 2009 and as chairman since March 2014; IMARA Inc., a clinical-stage biotechnology company, as a director since January 2016 and as chairman since April 2016; Mersana Therapeutics, Inc., a clinical-stage biopharmaceutical company, as a director and as chairman since July 2012; and Novavax, Inc., a late-stage biotechnology company, as a director since June 2020. Mr. Mott also previously served on the board of directors of Tesaro, Inc., or Tesaro, as a director from May 2010 and as chairman from July 2011 until its sale to GlaxoSmithKline plc in January 2019 and Nightstar Therapeutics plc, a clinical-stage gene therapy company, as a director from August 2015 until its sale to Biogen in June 2019. Mr. Mott received a B.A. from Dartmouth College. We believe that Mr. Mott’s extensive experience in the life sciences industry as a senior executive and venture capitalist, as well as his service and experience on the boards of directors of other life sciences companies, provide him with the qualifications and skills to serve as a director of our company.	56

Age
Carol Stuckley, M.B.A. has served as a director since November 2021. Since July 2019, Ms. Stuckley has served as an independent financial consultant in the healthcare and pharmaceutical sectors. From June 2015 to July 2019, Ms. Stuckley served as Chief Financial Officer and Senior Vice President at Healthcare Payment Specialists, LLC (acquired by TransUnion). Prior roles include Vice President, Finance North America at Galderma Laboratories, L.P. (acquired by Nestle Skin Health), and a variety of global financial roles of increasing responsibility during her more than 22 years at Pfizer, Inc., most recently as Vice President, Assistant Treasurer and Corporate Officer. Since May 2021, she has served on the board of directors of Centessa Pharmaceuticals plc, a publicly traded clinical-stage pharmaceutical company, and from June 2017 to August 2021 she served on the board of directors of Ipsen S.A., a publicly traded, French pharmaceutical company. Ms. Stuckley earned a B.A. in Economics and French from the University of Delaware, as well as an M.B.A. in International Business and Finance and an M.A. in Economics from the Fox Business School at Temple University. We believe that Ms. Stuckley’s significant experience leading the financial aspects of large global healthcare companies, her experience as an executive and her service on the board of directors of publicly held companies provide her with the qualifications and skills to serve as a director of our company.	66

The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if any nominee is unable for any reason to serve as a director, proxies may be voted for one or more substitute(s) who will be designated by our board of directors.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF MICHAEL F. GIORDANO, M.D., PABLO LEGORRETA, DAVID M. MOTT, AND CAROL STUCKLEY AS CLASS III DIRECTORS, EACH FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2025.

Directors Continuing in Office

Biographical information as of March 1, 2022, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class I Directors (Term Expires at 2023 Annual Meeting)

Age
Kenneth Bate has served as a director since December 2014. Mr. Bate served as an independent consultant in the biotechnology field from 2012 until 2017. From 2009 to 2012, Mr. Bate served as President and Chief Executive Officer of Archemix, Inc., or Archemix, a privately-held biotechnology company. Prior to Archemix, from 2006 to 2009, Mr. Bate served in various positions at NitroMed, Inc., a pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Chief Financial Officer of Millennium Pharmaceuticals, where he headed the commercial organization. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, he was with Biogen Inc., a biotechnology company, first as their Chief Financial Officer, and then as head of the commercial organization. Mr. Bate serves on the board of directors of the following publicly traded biopharmaceutical companies: AVEO Pharmaceuticals, Inc., since December 2007; Astria Therapeutics, Inc. (formerly known as Catabasis Pharmaceuticals, Inc.), since January 2014, as co-chair from February 2016 to February 2019 and as chair since February 2019; Madrigal Pharmaceuticals, Inc., since July 2016; and Genocea Biosciences, Inc., as a director since September 2014 and as chair since December 2018. Mr. Bate received his B.A. in chemistry from Williams College and his M.B.A. from the Wharton School	71

of the University of Pennsylvania. We believe that Mr. Bate’s extensive financial and leadership experience, his experience as an executive and his service on the board of directors of numerous public and privately held companies provide him with the qualifications and skills to serve as a director of our company.

Age
Roy A. Beveridge, M.D. has served as a director since November 2021. Mr. Beveridge is a medical oncologist who has been in practice for more than 30 years during which time he has treated hundreds of lymphoma and myeloma patients. He has led large integrated provider networks and has deep expertise in healthcare policy and reimbursement. He is currently a Strategy and Policy Consultant at Avalere Health, a healthcare consulting firm, where he has worked since February 2020. From May 2019 to July 2020, Dr. Beveridge served as a Consultant to Humana Inc. and from May 2019 to February 2020 he served as Interim President of Conviva Physician Group, a wholly-owned subsidiary of Humana. From May 2013 to June 2019, he served as Humana’s Chief Medical Officer where he led clinical policy, population health and clinical quality initiatives. Prior to this Dr. Beveridge held a similar role for US Oncology, Inc., which was acquired by McKesson Specialty Health, where he focused on research, quality, data science, clinical pathways and payer initiatives. Much of his recent work has focused on social determinants of health and improving the health of underserved populations. He has published more than 200 papers in various professional and scientific journals. Dr. Beveridge has a B.A. in Biology from the Johns Hopkins University and an M.D. from Cornell University. He also received internal medicine training at the University of Chicago and completed an oncology fellowship at Johns Hopkins. We believe that Dr. Beveridge’s experience as a practicing clinical oncologist and researcher and his executive leadership roles in the healthcare industry provide him with the qualifications and skills to serve as a director of our company.	64

Victoria Richon, Ph.D. has served as a director since September 2019. Dr. Richon serves as R&D Advisor to the board of directors and Chair of the scientific advisory board of Ribon Therapeutics Inc., a biotechnology company, or Ribon, a role she has held since February 2022. Previously, Dr. Richon served as President and as a member of the board of directors of Ribon from November 2015 to February 2022, and also served as chief executive officer from January 2017 to February 2022. Prior to becoming Ribon’s chief executive officer, Dr. Richon also served as the Ribon’s chief scientific officer from November 2015 to January 2017. Prior to joining Ribon, Dr. Richon was Vice President, Global Head of Oncology Research and Translational Medicine at Sanofi Oncology from November 2012 to October 2015. Dr. Richon previously served as our Vice President of Biological Sciences from October 2008 to November 2012. Dr. Richon received her Ph.D. in biochemistry at the University of Nebraska Medical Center and a B.A. in chemistry at the University of Vermont. We believe that Dr. Richon’s extensive experience in the pharmaceutical industry, her experience as an executive, and her expertise in oncology clinical development provide her with the qualifications and skills to serve as a director of our company.	62

Class II Directors (Term Expires at 2024 Annual Meeting)

Age
Grant Bogle has served as a director since September 2019 and our President and Chief Executive Officer since August 2021. Mr. Bogle served as Senior Vice President and Chief Commercial Officer for Tesaro, a biopharmaceutical company, from July 2015 to June 2019. Prior to joining Tesaro, Mr. Bogle served as Senior Vice President, Pharmaceutical and Biotech Solutions at McKesson Specialty Health (formerly U.S. Oncology) from July 2007 to June 2015. Previously, he was Senior Vice President of Sales and Marketing for Millennium Pharmaceuticals. Mr. Bogle holds a B.A. in economics from Dartmouth College, an M.B.A. from Columbia University and is a Senior Fellow of the Advanced Leadership Initiative at Harvard University. We believe that Mr. Bogle’s extensive experience in the commercialization, sales, marketing and distribution of biopharmaceutical products and his experience as an executive provide him with the qualifications and skills to serve as a director of our company.	64

Age
Kevin T. Conroy has served as a director since February 2017. Mr. Conroy is currently the President, Chief Executive Officer and chairman of the board of directors of Exact Sciences Corporation, or Exact Sciences, a publicly traded molecular diagnostics company. Mr. Conroy has served as chairman of the board of directors of Exact Sciences since March 2014, as President and Chief Executive Officer since March 2009 and as a director since March 2009. Prior to joining Exact Sciences, Mr. Conroy served in multiple executive leadership positions at Third Wave Technologies, or Third Wave, a molecular diagnostic testing company, including President and Chief Executive Officer from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as General Counsel from October 2004 until December 2005. Prior to Third Wave, Mr. Conroy served as Intellectual Property Counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was the chief operating officer of two early-stage, venture-backed technology companies. Prior to that, he was an intellectual property litigator at McDermott Will & Emery and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. Since April 2019, Mr. Conroy has served on the board of directors of Adaptive Biotechnologies Corporation, a publicly traded commercial-stage biotechnology company. Mr. Conroy previously served on the board of directors of Arya Sciences Acquisition Corp., a publicly traded special purpose acquisition company sponsored by an affiliate of Perceptive Advisors LLC, from July 2018 to July 2020. From February 2021 to September 2021, Mr. Conroy served on the board of directors of CM Life Sciences II Inc., a public special purpose acquisition company completed a business combination with SomaLogic, Inc, or SomaLogic, in September 2021. He served on the board of directors of SomaLogic from September 2021 to November 2021. Mr. Conroy received a B.S. in electrical engineering from Michigan State University and a J.D. from the University of Michigan Law School. We believe that Mr. Conroy’s extensive executive experience in the life sciences industry and his service on the board of directors of a life sciences company provide him with the qualifications and skills to serve as a director of our company.	56

Carl Goldfischer, M.D. has served as a director since September 2009. Dr. Goldfischer has served as an Investment Partner, Managing Director, member of the board of directors and member of the executive committee of Bay City Capital LLC, or Bay City Capital, a life sciences investment firm, since January 2000. Prior to joining Bay City Capital, Dr. Goldfischer was Chief Financial Officer of ImClone Systems Incorporated, a biopharmaceutical company. Since January 2020, Dr. Goldfischer has served on the board of directors of Galecto, Inc., a publicly traded clinical-stage biotechnology company and since January 2016, Dr. Goldfischer has served on the board of directors of IMARA Inc., a publicly traded clinical-stage biotechnology company. He previously served on the board of directors of EnteroMedics Inc., now ReShape Lifesciences Inc., a publicly traded medical device company, from 2004 to September 2017. Dr. Goldfischer received a B.A. from Sarah Lawrence College and an M.D. with honors in Scientific Research from Albert Einstein College of Medicine. We believe that Dr. Goldfischer’s extensive finance and investment experience, his experience as an executive and his service on the board of directors of numerous public and privately held companies provide him with the qualifications and skills to serve as a director of our company.	63

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. Mr. Legorreta was elected to our board under the terms of our purchase agreement dated November 4, 2019 with RPI Finance Trust, an affiliate of Royalty Pharma.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors

Biographical information as of March 1, 2022 for our executive officers who are not directors is listed below.

Age
Dr. Shefali Agarwal has served as our Executive Vice President, Chief Medical and Development Officer since February 2021 and served as our Chief Medical Officer from June 2018 to February 2021. Prior to joining us, Dr. Agarwal held leadership positions across medical research, clinical development, clinical operations and medical affairs. She most recently served as chief medical officer at SQZ Biotechnologies Company, or SQZ Biotech, a biotechnology company developing cell therapies for patients with a wide range of diseases, from July 2017 to May 2018 and as a non-executive advisor from May 2018 to July 2018, where she built and led the clinical development organization, which included clinical research operations and the regulatory function. Before SQZ Biotech, Dr. Agarwal also held leadership positions at Curis, Inc. a biotechnology company developing therapeutics for the treatment of cancer, from July 2016 to July 2017 and Tesaro from July 2013 to July 2017. Dr. Agarwal also held positions of increasing responsibility at AVEO Pharmaceuticals, Inc., a biopharmaceutical company, from December 2011 to July 2013, Covidien, a medical devices and health care products company, from April 2010 to December 2011, and Pfizer Inc., a pharmaceutical company with a wide range of treatments, from June 2005 to April 2010. She has served as a member of the board of directors of Gritstone bio, Inc., a publicly traded clinical-stage biotechnology company, since June 2021; Fate Therapeutics, Inc., a publicly traded clinical-stage biopharmaceutical company, since July 2019; and Onxeo SA, a publicly traded clinical-stage biopharmaceutical company, since April 2021. Dr. Agarwal received her MBBS medical degree from Karnataka University’s Mahadevappa Rampure Medical School in India, Master’s Degree in Public Health from Johns Hopkins University, where she led clinical research in the Department of Anesthesiology and Critical Care Medicine, and a Master of Science degree in Business from the University of Baltimore’s Merrick School of Business.	48

Jeffery L. Kutok, M.D., Ph.D., has served as our Chief Scientific Officer since April 2020. Dr. Kutok previously served as Chief Scientific Officer of Infinity Pharmaceuticals, Inc., or Infinity, a biotechnology company that develops cancer medication, from February 2017 to March 2020. Dr. Kutok previously served as Infinity’s Vice President of Biology and Translational Science from August 2013 to February 2017, and in other roles with increasing responsibility from January 2011 to August 2013. Prior to joining Infinity, Dr. Kutok was an associate professor of pathology at Harvard Medical School and Brigham and Women’s Hospital. Dr. Kutok’s laboratory focused on translational medicine research and biomarker identification in cancer, and he is an author on over 200 journal articles, reviews and book chapters. Dr. Kutok is board certified in Anatomic Pathology and Hematology and had clinical duties in Hematopathology and Molecular Diagnostics at Brigham and Women’s Hospital. Dr. Kutok received his B.S. in biology and his M.D., Ph.D. in medicine and molecular pathology from the State University of New York at Stony Brook. He was also a post-doctoral fellow at Harvard University in the laboratory of Dr. Gary Gilliland, M.D., Ph.D.	55

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2022

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has served as our independent registered public accounting firm since 2009.

The audit committee is solely responsible for appointing our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is consistent with good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the appointment of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to attend the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2021 and 2020.

	2021	2020
Audit fees (1)	$1,635,000	$1,443,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$1,635,000	$1,443,000

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with any registration statements filed with the SEC.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2021 and 2020 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. Our nominating and corporate governance committee does not have a formal diversity policy, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

•	Nominees should typically be able to serve for at least three years before reaching the age of 75.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate Secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate; such proposal submission should also include the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing.

In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2022, our board of directors undertook a review of the composition of our board of directors and the independence of each director. Based upon business and personal information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that each of our directors, with the exceptions of Mr. Bogle and Mr. Legorreta, are “independent directors” as defined under applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director. Mr. Bogle is not an independent director under these rules because he is currently serving as our president and chief executive officer. Mr. Legorreta is not an independent director under these rules because of our transactions with RPI Finance Trust, Pharmakon Advisors, LP and RP Management, LLC.

Board Committees

Our board of directors has established an audit committee, an organizational health and compensation committee, or compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee and the nominating and corporate governance committee is posted on the corporate governance section of the “Investor Center” on our website, which is located at http://www.epizyme.com.

Audit Committee

The members of our audit committee are Dr. Goldfischer, Mr. Bate, Mr. Conroy and Ms. Stuckley. Dr. Goldfischer is chair of the audit committee. Our audit committee met four times during 2021. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	overseeing our internal audit function, if any;

•	discussing our risk management policies;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal audit staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Dr. Goldfischer, Mr. Bate, and Ms. Stuckley are each an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Organizational Health and Compensation Committee

The members of our organizational health and compensation committee, or compensation committee, are Mr. Mott, Mr. Bate, and Dr. Beveridge. Mr. Mott is chair of the compensation committee. Grant Bogle served as a member of our compensation committee until his appointment as our President and Chief Executive Officer, effective August 2021, and Dr. Andrew Allen served as a member of our compensation committee until his resignation from our board of directors, effective November 2021. Our compensation committee met seven times during 2021. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, our chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

•	overseeing the evaluations of our senior executives;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;

•

reviewing and discussing with management the Company’s organizational health, leadership development programs, and processes and programs designed to attract, motivate, develop and retain employees, which may include areas relating to hiring, retention, and promotion and to diversity, equity, and inclusion;

•

identifying and discussing with management opportunities for improvement in the Company’s organizational health, including periodically updating and/or making recommendations to our board of directors regarding programs and strategies for sustainable organizational health;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

Our compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our incentive plans to employees of the company who are not executive officers or senior vice presidents.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

As described above, during 2021, the members of our compensation committee included Mr. Mott, Mr. Bate, Dr. Beveridge, Mr. Bogle, and Dr. Allen. None of the current or former members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers currently serve as one of our directors or a member of the compensation committee. During 2021, Shefali Agarwal, who is one of our executive officers, served on the compensation committee of Gritstone bio, Inc., or Gritstone bio. Dr. Allen, a former director and member of our compensation committee, is the President and Chief Executive Officer of Gritstone bio.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Goldfischer, Mr. Conroy and Dr. Richon. Dr. Goldfischer is chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met two times during 2021. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	developing, reviewing and recommending proposed updates to our board of directors of our board’s corporate governance guidelines; and

•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board and Committee Meetings Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met eight times during 2021. During 2021, each member of the board of directors, other than Mr. Legorreta, attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

During 2021, Mr. Legorreta attended five of the eight meetings of our board of directors, and two of the three meetings that Mr. Legorreta was unable to attend were due to extenuating circumstances related to an illness of an immediate family member.

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders. Seven members of our board of directors attended the 2021 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code of business conduct and ethics is posted on the corporate governance section of the “Investor Center” on our website, which is located at http://www.epizyme.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•	the principal responsibility of our board of directors is to oversee the management of our company;

•	a majority of the members of our board of directors must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors; and

•	our nominating and corporate governance committee will oversee an annual self-evaluation of our board of directors to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at http://www.epizyme.com.

Board Leadership Structure and Board’s Role in Risk Oversight

In April 2016, we appointed David M. Mott, an independent director under applicable Nasdaq rules, as chairman of our board of directors. Separating the duties of the chairman of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman of the board runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters.

Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks.

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board of directors and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. For example, during meetings of our board of directors, members of our senior management team provide updates to our board of directors on the impacts of the COVID-19 pandemic on our business and workforce, and will continue to do so as the COVID-19 pandemic remains ongoing. Our audit committee oversees risk management activities related to financial controls, cybersecurity and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation, management succession planning, human capital management policies and practices, and our organizational health. Our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and board committees. In addition, members of our senior management team attend our board meetings, which are held at least quarterly, and are available to address any questions or concerns raised by our board of directors on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Epizyme, Inc.

400 Technology Square, 4th Floor

Cambridge, Massachusetts 02139

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

We may choose to forward a copy of any such written communication to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 866-858-6315.

Director Compensation

The table below shows all compensation earned by our non-employee directors during 2021.

Name	Fees Earned or Paid In Cash ($) (1)		Option Awards ($) (2)	Restricted Stock Unit Awards ($) (2)	Total ($)
Kenneth Bate	55,945		206,247	68,752	330,994
Roy A. Beveridge, M.D. (3)	6,616		222,481	74,157	303,254
Kevin Conroy	60,000	(4)	206,247	68,752	334,999
Michael Giordano, M.D.	45,000		206,247	68,752	319,999
Carl Goldfischer, M.D.	75,000		206,247	68,752	349,999
Pablo Legorreta	45,000		206,247	68,752	319,999
David M. Mott	95,000	(5)	206,247	68,752	369,999
Victoria Richon, Ph.D.	50,000		206,247	68,752	324,999
Carol Stuckley (6)	6,932		222,481	74,157	303,570
Andrew R. Allen, M.D., Ph.D. (7)	46,027		206,247	68,752	321,026

(1)	Amounts represent cash compensation earned during 2021 for services rendered by each non-employee member of the board of directors.
(2)

Amounts shown reflect the aggregate grant date fair value of the equity awards granted during 2021. The grant date fair value was computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation-Stock Compensation. See note 15 to the financial statements in our annual report on Form 10-K for the year ended December 31, 2021 regarding assumptions we made in determining the fair value of the equity awards. The aggregate number of shares of common stock underlying stock options and restricted stock unit, or RSU, awards outstanding as of December 31, 2021 for our non-employee directors were: Mr. Bate: 142,764 (134,704 stock options, 8,060 RSUs); Dr. Beveridge: 100,000 (83,298 stock options, 16,702 RSUs); Mr. Conroy: 117,765 (109,705 stock options, 8,060 RSUs); Dr. Giordano: 105,265 (97,205 stock options, 8,060 RSUs); Dr. Goldfischer: 150,097 (142,037 stock options, 8,060 RSUs); Mr. Legorreta: 97,040 (88,980 stock options, 8,060 RSUs); Mr. Mott: 200,097 (192,037 stock options, 8,060 RSUs); Dr. Richon: 99,707 (91,647 stock options, 8,060 RSUs); Ms. Stuckley: 100,000 (83,298 stock options, 16,702 RSUs); and Dr. Allen: 130,264 (122,204 stock options, 8,060 RSUs). The equity holdings of Mr. Bogle, our President and Chief Executive Officer, are included elsewhere in this proxy statement in tables with the other named executive officer compensation disclosures.

(3)	Dr. Beveridge was appointed to the board of directors effective November 16, 2021.
(4)	Includes $60,000 of fees Mr. Conroy elected to receive in common stock in lieu of cash for his 2021 annual board of director fees.
(5)	Includes $95,000 of fees Mr. Mott elected to receive in common stock in lieu of cash for his 2021 annual board of director fees.
(6)	Ms. Stuckley was appointed to the board of directors effective November 16, 2021.
(7)

Dr. Allen resigned from the board of directors effective November 16, 2021. Dr. Allen has agreed to assist us in an advisory capacity for up to 12 months from the effective date of his resignation under the terms of a consulting agreement entered into with us and his outstanding equity awards continue to vest during the term of Dr. Allen’s consulting agreement. Any equity awards that are not vested as of the date of termination or expiration of Dr. Allen’s consulting agreement shall be terminated and cancelled as of such date.

We did not provide any compensation to Mr. Bazemore, our former President and Chief Executive Officer, for his service as a director during 2021. Since the August 2021 appointment of Mr. Bogle as our President and Chief Executive Officer, we have not provided any cash or equity compensation to Mr. Bogle for his service as a director. Mr. Bazemore’s and Mr. Bogle’s compensation, including Mr. Bogle’s compensation for his service as a director before his August 2021 appointment as President and Chief Executive Officer, for 2021 are set forth under “Executive Compensation—Summary Compensation Table.”

Non-Employee Director Compensation Program

Our non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our non-employee director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and the chairman of each committee receive additional retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors.

In 2021, directors received the following cash fees under our non-employee director compensation program for service on our board of directors, as chairman of our board of directors and for service on each committee of our board of directors on which the director is a member:

	Member Annual Fee	Chairman Additional Annual Fee
Board of Directors	$45,000	$35,000
Audit Committee	10,000	10,000
Compensation Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000

Under our non-employee director compensation program, directors have the right to elect to receive 100% of their cash fees payable in a calendar year in the form of unrestricted shares of our common stock in lieu of cash fees. These shares of common stock are currently issued under our 2013 Stock Incentive Plan, or the 2013 Plan. The number of shares to be issued to participating directors will be determined by dividing the cash fees for which the director has elected to receive common stock by the closing price of our common stock on the last trading day of the quarter in which such fees were earned. Each incumbent director may elect to receive stock for fees prior to the beginning of each fiscal year, and each new director has the immediate option to elect to receive stock for fees, beginning with the next full fiscal year during which he or she serves. In 2021, two members of the Board, Mr. Mott and Mr. Conroy, elected to receive their cash fees in the form of unrestricted shares of our common stock. Dr. Beveridge has also elected to receive his cash fees in the form of unrestricted shares of our common stock, effective January 1, 2022.

In addition, under our non-employee director compensation program, each non-employee director receives, upon his or her initial election to our board of directors, an option to purchase the number of shares of our common stock that has a Black-Scholes value as of the date of grant equal to $412,500, or the Initial Option Grant. The Initial Option Grant will vest over three years, with 33% of the shares of the common stock underlying such option vesting on the one-year anniversary of the grant date and the balance vesting in equal monthly installments thereafter until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director. Each non-employee director also receives, upon his or her initial election to our board of directors, a grant of restricted stock units for a number of shares of our common stock determined by dividing $137,500 by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant, or the Initial RSU Grant. The Initial RSU Grant will vest in equal annual installments over three years with the first installment vesting on the first anniversary of the grant date, subject to the non-employee director’s continued service as a director. The number of shares of common stock issuable upon exercise of the Initial Option Grant and the Initial RSU Grant shall in no event exceed a total of 100,000 shares of common stock.

Further, under our non-employee director compensation program, on the date of each annual meeting of stockholders, each non-employee director that has served on our board of directors for at least six months will receive an option to purchase the number of shares of our common stock that have a Black-Scholes value as of the date of grant equal to $206,250, or the Annual Option Grant. The Annual Option Grant will vest in full on the earlier of the first anniversary of the grant date and the date of the succeeding annual meeting of stockholders, subject to the non-employee director’s continued service as a director. On the date of each annual meeting of stockholders, each non-employee director that has served on our board of directors for at least six months will also receive a grant of restricted stock units for a number of shares of our common stock determined by dividing $68,750 by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant, or the Annual RSU Grant. The Annual RSU Grant will vest in full on the earlier of the first anniversary of the grant date and the date of the succeeding annual meeting of stockholders, subject to the non-employee director’s continued service as a director. In no year shall the number of shares of common stock issuable upon exercise of the Annual Option Grant and vesting of the Annual RSU Grant exceed a total of 50,000 shares of common stock.

All options and restricted stock units issued to our non-employee directors under our non-employee director compensation program will become exercisable in full upon a change in control. The exercise price of these options will be equal to the fair market value of our common stock on the date of grant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our organizational health and compensation committee, or compensation committee, is responsible for reviewing and approving, or recommending for approval by the board of directors, the compensation of our named executive officers, or NEOs, including salary, cash bonus and equity incentive compensation levels, severance arrangements, change in control benefits and other forms of compensation. This section discusses the philosophy, programs, processes, decisions, and other relevant information with respect to the compensation of our NEOs.

Our NEOs for the year ended December 31, 2021 were:

Name	Title
Grant Bogle	President and Chief Executive Officer
Shefali Agarwal	Executive Vice President, Chief Medical and Development Officer
Jeffery Kutok	Chief Scientific Officer
Robert Bazemore (1)	Former President and Chief Executive Officer
Paolo Tombesi (2)	Former Chief Financial Officer
Matthew Ros (3)	Former Executive Vice President, Chief Strategy and Business Officer
Victoria Vakiener (4)	Former Chief Commercial Officer

(1)	Mr. Bazemore resigned effective August 9, 2021.
(2)	Mr. Tombesi resigned effective July 16, 2021.
(3)	Mr. Ros resigned effective October 31, 2021 in connection with our decision to eliminate the role of Chief Strategy and Business Officer.
(4)	Ms. Vakiener resigned effective September 30, 2021 in connection with our decision to eliminate the role of Chief Commercial Officer.

Our Mission and Corporate Strategy

Our mission is to rewrite treatment for people with cancer through the discovery, development, and commercialization of novel epigenetic medicines. We aspire to change the standard of care for patients and physicians by developing targeted medicines with fundamentally new mechanisms of action directed at specific causes of hematological malignancies and solid tumors.

Our corporate strategy is focused on four critical imperatives that we refer to as The Next EPIsode: Rewriting Oncology Treatment with Epigenetics:

•

Maximize our effectiveness as a commercial organization to achieve adoption of TAZVERIK® among as many follicular lymphoma, or FL, and epithelioid sarcoma, or ES, patients as possible, consistent with the label, including in earlier treatment lines and in combination regimens with the data to support this potential expanded use;

•	Build on TAZVERIK’s pipeline-in-a-drug potential, demonstrating tazemetostat’s benefit in additional hematological malignancies and solid tumors;

•	Expand our pipeline and evolving oncology portfolio, bringing novel oncology therapeutics into clinical development to maintain our position as a leader in epigenetics; and

•	Leverage options to expand patient reach, including through commercial, clinical, and research collaborations.

Our pioneering work in epigenetic drug development and delivery is demonstrated by the commercialization of TAZVERIK and the continued development and advancement of tazemetostat in a number of cancer indications and treatment settings. Our scientific capabilities have enabled us to expand our platform into new epigenetic target classes that we believe have the potential to be highly important in disease biology.

Beyond tazemetostat, we are utilizing our drug discovery platform to progress preclinical efforts and discover and identify additional product candidates to expand our pipeline of inhibitors against several classes of chromatin modifying proteins, including histone methyltransferases, or HMTs, histone acetyltransferases, and helicases. Our most advanced product candidate, EZM0414, is a novel first-in-class oral inhibitor of the SETD2 HMT and we initiated a clinical trial of EZM0414 in the fourth quarter of 2021.

Business Environment, Performance and Organizational Highlights

As a fully integrated, commercial-stage biopharmaceutical company headquartered in Cambridge, Massachusetts, we operate in a highly competitive environment for capital and talent. Achieving our mission requires vision, expertise and execution from our executives. 2021 was defined by our commitment to the successful execution of our long-term goals and mission involving continued evaluation and refinement of our operating plans and the organization, as well as reductions in operating expenses, to seek to ensure our long-term success. In 2021, we advanced on our strategic priorities while strategically evolving the organization:

Commercial

•

We continued to strengthen our position as a leader in epigenetics based upon the 2020 FDA approvals of TAZVERIK, the first and only FDA-approved EZH2 inhibitor, in both a solid tumor, ES and hematological malignancy, FL.

•

We implemented a restructuring of our commercial organization to better address the evolving oncology care landscape in August of 2021 followed by methodical evaluation and refinement of the field team focus and associated capabilities.

•

Despite the impacts of the global COVID-19 pandemic, which continued to impact our ability to access healthcare professionals directly, we made progress in the adoption by physicians of TAZVERIK for the treatment of ES and FL.

Scientific/Pipeline

•	We continued to advance the clinical development of tazemetostat and initiated new combination trials in 2021.

•

We submitted an IND for EZM0414, our novel, first-in-class, oral SETD2 inhibitor to the FDA in July 2021, and in the fourth quarter of 2021, we announced the initiation of a Phase 1/1b trial (SET-101) of EZM0414.

Organizational/Other

•

We entered into a strategic development and commercialization collaboration with Hutchison China MediTech Investment Limited, or HutchMed, in August 2021, which is intended to accelerate our efforts to commercialize TAZVERIK in greater China and provide additional opportunities for the development of tazemetostat in combination with other active agents.

•	We announced and executed on our management transition, with Epizyme director and industry veteran, Grant Bogle, taking over the role of President and Chief Executive Officer in August 2021.

•	We executed significant organizational changes and reduced operating costs in August 2021.

•	We continued to monitor and manage the impact of the COVID-19 pandemic on our business.

•

We appointed two new directors to our board of directors in November 2021: clinical oncology executive, Roy A. Beveridge, M.D., and international pharmaceutical and financial executive, Carol Stuckley, M.B.A.

Key Compensation Decisions and Actions

Our compensation committee and board of directors took several actions in 2021 and early 2022 taking into account our compensation philosophy and objectives, the needs and performance of our company, individual performance, and other factors such as market data and industry best practices.

•

Set Annual Compensation for NEOs. In January 2021, the compensation committee reviewed the compensation arrangements of our NEOs, other than Mr. Bogle who was not yet an employee. Each NEO received an increase to their base salary, and annual long-term incentive awards consisting of both stock options and restricted stock units, or RSUs. Mr. Bazemore also received an increase in his target bonus opportunity for 2021, from 60% of base salary to 65%. Further detail relating to the compensation committee’s determinations is provided in the section “Compensation Elements and Decisions” below.

•

Set Compensation for our new President and Chief Executive Officer. In August 2021, the board of directors approved a compensation arrangement for Mr. Bogle, in connection with his appointment as our President and Chief Executive Officer, consisting of a base salary of $675,000, an annual target bonus opportunity of 65% of his base salary and new hire long-term incentive awards consisting of stock options to purchase 417,500 shares of common stock and RSUs for 87,500 shares of common stock, each with a three-year time-based vesting schedule. The board of directors also agreed to grant Mr. Bogle a second tranche of long-term incentive awards consisting of additional stock options and RSUs to be granted in January 2022 of at least the same amount as was provided at the time of Mr. Bogle’s hire. In January 2022, the compensation committee approved such awards, consisting of stock options to purchase 417,500 shares of common stock and RSUs for 87,500 shares of common stock. Mr. Bogle is also eligible for severance benefits under the Company’s Executive Severance and Change in Control Plan. Further detail relating to Mr. Bogle’s arrangements is provided in the section “Compensation Elements and Decisions” below.

•

Designed our 2021 Short-term Incentive Plan. During 2021, the compensation committee recommended, and the board of directors approved, corporate objectives for 2021. These objectives covered five key areas, each with its own weighting to reflect its importance to our business. In addition to setting new objectives, the compensation committee also adjusted the design of the program to shift the individual component from a modifier of the corporate component to its own weighted component, as well as introduced a cap on any bonus payout of 200% of a participant’s target bonus. In January 2022, the compensation committee reviewed our achievements in 2021 against our as-adjusted 2021 corporate objectives and the compensation committee recommended, and the board of directors approved, a corporate funding factor of 92.5% to be used for purposes of the corporate component in calculating 2021 bonus payments. In January 2022, the compensation committee approved individual NEO bonus determinations for 2021 based on the corporate funding factor, as well as individual performance as applicable. Further detail relating to the compensation committee’s bonus determinations is provided in the section “Compensation Elements and Decisions-Short-term Incentives” below.

•

Implemented a Broad-based Retention Program. In August 2021, we announced changes to our commercial strategy and organization as well as a broader operational cost reduction plan. As part of this plan, the board of directors approved a reduction in our workforce by approximately 11% across different areas and functions of the Company. Additionally, we announced the resignation of Mr. Bazemore, our President and Chief Executive Officer at that time. These destabilizing announcements were particularly challenging for us given that a majority of employees work in our

Boston-based headquarters, which is a highly competitive labor market where labor demand far outstrips supply. In recognition of these disruptions, we instituted a multi-faceted retention program for key employees at all levels of our Company, including for select NEOs. The retention strategy had two key compensation components that affected select NEOs. First, we adjusted certain corporate objectives in our 2021 short-term incentive plan, consistent with our revised strategy, in an effort to re-engage the workforce and promote retention, which affected the 2021 bonus payouts for Dr. Agarwal, Mr. Bogle and Dr. Kutok. Second, we awarded new long-term incentive grants comprised of stock options and RSUs, both with a multi-year vesting period, to Dr. Agarwal, Dr. Kutok, and Mr. Ros. Further detail relating to the compensation committee’s decisions is provided in the section “Compensation Elements and Decisions” below.

•

Entered into three NEO Consulting Arrangements. In connection with the transitions of Ms. Vakiener and Messrs. Ros and Bazemore, we entered into consulting arrangements with each of them. Further detail relating to the consulting agreements is provided in the section “Severance and Change of Control Benefits” below.

•

Enhanced our Compensation Governance. In March 2022, the compensation committee recommended, and the board of directors approved, two new compensation policies intended to enhance the governance of our compensation program and reduce any compensation-related risks. First, we implemented Stock Ownership Guidelines, which quantify specified amounts of Company stock that we require executive officers and non-employee directors to hold over a period of time. Second, we implemented a compensation recoupment policy that enables the board of directors to claw-back any compensation earned by current or former officers as a result of any act or omission by any such officer that involved either intentional misconduct or an intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements in the course of the person’s employment with the Company or fraud in the course of the person’s employment with the Company.

•

Operating Expense Reduction. In March 2022, we announced a further reduction of our operating expenses, including a pipeline reprioritization and the discontinuation of enrollment in two of our ongoing trials, as well as further changes to our commercial strategy, to our medical affairs and clinical development teams and to our broader organization. As part of these changes and operating expense reductions, our board of directors approved a reduction in our workforce of approximately 12% across different areas and functions. This workforce reduction is expected to be completed by the end of the first quarter of 2022. Affected employees were offered separation benefits, including severance payments along with temporary healthcare coverage assistance. We estimate that the severance and termination-related costs will be approximately $2.8-3.2 million and we expect to record these charges in the first quarter of 2022. We expect that payments of these costs will be made through the end of the fourth quarter of 2022.

•

Other early 2022 Compensation Committee Actions. In the first quarter of 2022, the compensation committee also approved new 2022 base salaries for Dr. Agarwal and Dr. Kutok. Mr. Bogle did not receive a base salary increase. In addition to base salary adjustments, Mr. Bogle, Dr. Agarwal, and Dr. Kutok each received a new stock option grant in March 2022 for the 2022 plan year with a four-year ratable vesting schedule.

Key Governance Attributes

Our compensation program is supported by a number of key compensation governance features that we believe are considered best practice in the industry.

What We Do	What We Don’t Do

•  Benchmark compensation against comparable companies

•  Target our compensation opportunities within a reasonable range of the market

•  Use multiple incentive plan metrics covering key financial, scientific, operational, strategic and people goals

•  Allow the compensation committee full negative discretion to reduce incentives

•  Have stock ownership requirements for our executive officers and non-employee directors

•  Maintain a compensation recoupment, or “clawback,” policy

•  Engage an independent compensation consultant to advise our compensation committee

•  Perform a risk assessment on our compensation programs

•  Utilize both short- and long-term incentives to balance risk and reward

•  No contractual guarantees for increases to annual compensation

•  No single trigger vesting of equity in connection with a change in control

•  No excessive perquisites or executive benefits

•  No hedging or pledging of company stock

•  No repricing of outstanding equity awards without shareholder approval

•  No excise tax gross ups

Compensation Philosophy and Process

The goal of our compensation program is to pay for performance. Within this overarching principle, there are a number of key objectives that the compensation program is designed to achieve.

Overarching Philosophy:	Pay for Performance
Key Objectives:	Attract and retain qualified executive talent to support our mission, vision and business objectives	Motivate individuals to achieve our mission, vision and business objectives	Foster a culture of camaraderie, collaboration, discipline, innovation, openness, patient focus and resilience	Align the interests of our NEOs with our stockholders

To attract and retain qualified executives, we seek to pay our NEOs compensation that is competitive within our industry. To understand the competitive market for NEO compensation in our industry, we engage our independent compensation consultant, Pearl Meyer, to perform benchmarking exercises. We do not explicitly target a certain percentile from our market benchmarking to compensate our NEOs, but rather review each NEO’s positioning relative to the market within the context of his or her experience, contributions, role, potential and other factors. Similarly, we do not target a specific mix of compensation, although we deliver a majority of compensation through long-term incentives consistent with our pay for performance philosophy and adopt a program that is generally competitive with peers in terms of each element of pay.

Role of the Compensation Committee. The compensation committee is responsible for establishing and overseeing our executive compensation program. Our compensation committee reviews and discusses with our Chief Executive Officer proposed compensation for all executives other than the Chief Executive Officer. Following the compensation committee’s discussions with our Chief Executive Officer, and in consideration of the information provided by Pearl Meyer, the compensation committee may consult with our board of directors about the compensation of each NEO before determining and approving each NEO’s compensation or may determine and approve NEO compensation as a committee.

Role of our Chief Executive Officer. Our Chief Executive Officer evaluates and reviews with the compensation committee the individual performance and contributions of each of the other NEOs and makes recommendations to the compensation committee regarding base salary, non-equity incentive plan compensation and equity awards. The compensation committee reviews and considers such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the NEOs. Our Chief Executive Officer, in consultation with other members of our management team, also recommends the corporate performance objectives that are reviewed and approved by the compensation committee and the board of directors and used to determine bonus amounts.

Role of our Independent Compensation Consultant. Pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Our compensation committee engaged Pearl Meyer as its independent compensation consultant to review our executive compensation peer group and program design and assess our executives’ and our directors’ compensation relative to comparable companies. Pearl Meyer provides our compensation committee with information regarding market compensation practices and trends. Our compensation committee considered the relationship that Pearl Meyer has with us, the members of our board of directors and our executive officers, and has determined that Pearl Meyer is serving, and has served, as an independent and conflict-free advisor to the compensation committee.

Factors in Setting Compensation. The compensation committee reviews NEO compensation annually. As part of its annual compensation review, the compensation committee evaluates our compensation program and arrangements for our NEOs based on a number of factors, including:

Internal Factors	External Factors

•  Compensation philosophy and objectives

•  Company goals and objectives

•  Historical company performance and company outlook

•  Individual NEO roles and profiles

•  Individual performance and contributions

•  Current pay data for NEOs

•  Historical Say on Pay voting results

• Peer group information and data • Broader industry-specific information and data • Compensation committee experience • Market dynamics

An important external factor in making compensation decisions is our compensation peer group. The compensation committee considers a select number of key inputs, summarized below, to determine the companies to be included in the peer group. The compensation data from the peer group provide a benchmark for market-competitive base salaries, short- and long-term incentive targets and estimated total direct compensation.

In September 2020, the compensation committee, together with Pearl Meyer, used the following screening criteria to determine the group of companies to be in the peer group that was used in setting 2021 compensation:

Criteria	Description
Industry	U.S. publicly-traded biotechnology or pharmaceutical companies
Development Stage	Companies with a lead asset in phase 3, NDA or commercial entities

Criteria	Description
Size	Market capitalization of $500m to $5bln Headcount of 100 to 600 Annual R&D expense of $40m to $400m

Other Factors used to Prioritize Selected Companies	Commercial companies Companies most similar to us in terms of size and R&D spending

Based on this screening criteria, in September 2020 the compensation committee approved a peer group of 21 companies that we refer to as the 2021 peer group to be used in setting 2021 compensation, listed below.

Akcea Therapeutics, Inc.	Dynavax Technologies Corporation	Karyopharm Therapeutics Inc.
Akebia Therapeutics, Inc.	G1 Therapeutics, Inc.	MacroGenics, Inc.
Blueprint Medicines Corporation	Global Blood Therapeutics, Inc.	Mirati Therapeutics, Inc.
Clovis Oncology, Inc.	Halozyme Therapeutics, Inc.	Odonate Therapeutics, Inc.
Coherus BioSciences, Inc.	Inovio Pharmaceuticals, Inc.	Radius Health, Inc.
Corcept Therapeutics Incorporated	Iovance Biotherapeutics, Inc.	TG Therapeutics, Inc.
Deciphera Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.	Zogenix, Inc.

The 2021 peer group included the following changes from the peer group that the compensation committee used to set 2020 compensation.

Action	Company	Rationale
2020 peer group companies excluded from the 2021 peer group	Acceleron Pharma Inc.	Market capitalization above range
	Five Prime Therapeutics, Inc.	Headcount and market capitalization below range, phase II lead asset
	ImmunoGen, Inc.	Headcount below range
	Seres Therapeutics, Inc.	Market capitalization below range
	Xencor, Inc.	Phase II lead asset

New companies included in the 2021 peer group	Akcea Therapeutics, Inc.	Met screening criteria
	Corcept Therapeutics Incorporated	Met screening criteria
	Global Blood Therapeutics, Inc.	Met screening criteria
	Halozyme Therapeutics, Inc.	Met screening criteria
	Zogenix, Inc.	Met screening criteria

The summary statistics below demonstrate how we compared to the companies in the 2021 peer group at the time we determined the peer group.

Statistic	Market Capitalization ($B)	Headcount	R&D Expense ($M)
75th Percentile	2.4	352	211
50th Percentile	1.3	255	158
25th Percentile	0.9	141	109
Epizyme	1.5	203	131

In October 2021, the compensation committee, with the assistance of Pearl Meyer, reviewed the companies included in the 2021 peer group for continued appropriateness in 2022 using similar criteria it used to determine the 2021 peer group. The updated criteria used for the 2022 peer group was as follows:

Criteria	Description
Industry	U.S. publicly-traded biotechnology or pharmaceutical companies

Development Stage	Companies with a lead asset in phase 3, NDA or commercial entities
Size	Market capitalization of $200m to $2bln Headcount of 100 to 900 Annual R&D expense of $40m to $400m
Other Factors used to Prioritize Selected Companies	Commercial companies Companies most similar to us in terms of therapeutic focus and location of company headquarters

Pearl Meyer recommended the following changes to the 2021 peer group, which the compensation committee approved. The revised peer group was used to set compensation for 2022.

Action	Company	Rationale
2021 peer group companies excluded from the peer group for 2022 compensation	Akcea Therapeutics, Inc.	Acquired
	Blueprint Medicines Corporation	Market capitalization above range
	Corcept Therapeutics Incorporated	Market capitalization above range
	Halozyme Therapeutics, Inc.	Market capitalization above range
	Inovio Pharmaceuticals, Inc.	Pre-commercial status
	Iovance Biotherapeutics, Inc.	Market capitalization above range
	Mirati Therapeutics, Inc.	Market capitalization above range
	Odonate Therapeutics, Inc.	Market capitalization below range
	TG Therapeutics, Inc.	Market capitalization above range
New companies included in the 2022 peer group	Agenus Inc.	Met screening criteria
	Enanta Pharmaceuticals, Inc.	Met screening criteria
	Flexion Therapeutics, Inc.	Met screening criteria
	Heron Therapeutics, Inc.	Met screening criteria
	Kiniksa Pharmaceuticals, Ltd.	Met screening criteria
	Puma Biotechnology, Inc.	Met screening criteria
	UroGen Pharma Ltd.	Met screening criteria
	Y-mAbs Therapeutics, Inc.	Met screening criteria

The summary statistics below demonstrate how we compared to the companies in the 2022 peer group at the time we determined the peer group.

Statistic	Market Capitalization ($B)	Headcount	R&D Expense ($M)
75th Percentile	1.4	370	174
50th Percentile	0.8	267	146
25th Percentile	0.5	218	81
Epizyme	0.6	270	131

Say on Pay Vote Results

We held a non-binding advisory vote on executive compensation, or “say on pay” vote, at our 2021 annual meeting of stockholders. Approximately 87% of the shares voted on this proposal were cast in support of our

2020 executive compensation program. While the compensation committee viewed the results of the “say-on-pay” vote as broad stockholder support for our executive compensation program, the compensation committee will continue to consider the results of stockholder advisory votes on executive compensation when making future decisions relating to our executive compensation program.

Compensation Elements and Decisions

The primary elements of our executive compensation program are:

Element	Purpose	Timing
Annual Base Salary	Fixed amount to attract and retain top talent.	Initial base salaries are set at the time of hire, and adjustments to base salaries are considered in conjunction with changes in job responsibility or annually as part of our merit increase process.

Short-term Incentives	Performance-contingent compensation to reward company and individual performance against a set of annual objectives.	Generally measured and paid out on an annual basis, typically in the first quarter of the following fiscal year.

Long-term Incentives	Variable incentive compensation to promote performance, support retention, and create stockholder alignment.	Generally granted at the time of hire, and annually thereafter, typically in the first quarter of the following fiscal year.

Severance and Change in Control Benefits	Competitive benefits consistent with industry practice.	Upon a change of control of our company or an NEO’s termination of employment.

Benefits	Fixed benefits to promote individual health, welfare and financial security.	The timing of our benefits varies by element.

Annual Base Salary

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. Base salaries for our NEOs are established at the time the NEO is hired, taking into account the position for which the NEO is being considered and the relevant market data (where available), as well as the NEO’s qualifications and prior experience. None of our NEOs is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates, with input from our Chief Executive Officer (other than with respect to himself), the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of a NEO’s responsibilities, including promotions, the individual contributions made by and performance of the NEO during the prior year, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the NEO’s salary falls in the salary range presented by that data. In making decisions regarding salary increases tied to merit adjustments or promotion adjustments, our compensation committee may also draw upon the experience of members of the committee and of our full board of directors with other companies in addition to peer group data. No formulaic base salary increases are provided to our NEOs.

The following table presents the base salaries for each of our NEOs for the years 2020 and 2021, as approved by our compensation committee, and in the case of Mr. Bogle, as approved by our board of directors in connection with Mr. Bogle’s August 2021 appointment as our President and Chief Executive Officer and board-approved compensation arrangement. Unless otherwise noted, the 2020 base salaries became effective on January 1, 2020, and the 2021 base salaries became effective on January 1, 2021.

Named Executive Officer	2020 Annualized Salary ($)	2021 Adjustment		2021 Annualized Salary ($)	Nature of Increase
		% of Base Salary	Amount ($)
Grant Bogle	—	—	—	675,000	Set at time of hire
Shefali Agarwal	478,000	4.61	22,036	500,036	Merit increase and promotion
Jeffery Kutok	450,000	2.25	10,125	460,125	Merit increase
Robert Bazemore (1)	650,000	3.85	25,000	675,000	Merit increase
Paolo Tombesi (1)	460,000	2.50	11,500	471,500	Merit increase
Matthew Ros (1)	460,000	3.00	13,800	473,800	Merit increase
Victoria Vakiener (1)	430,000	2.00	8,600	438,600	Merit increase

(1)	Former executive of the Company

Short-term Incentives

Our bonus program is designed to motivate and reward our NEOs for achievements relative to our corporate objectives and expectations for each fiscal year. Under our bonus program, each NEO has a target bonus opportunity, defined as a percentage of his or her annual base salary. The general design of our bonus program is as follows:

For 2021, our compensation committee set the following target bonus opportunities for each NEO. The maximum bonus for any NEO in a plan year is 200% of their target amount.

NEO	2021 Base Salary ($)	Target Bonus %	Target Bonus Award ($)
Grant Bogle (1)	675,000	65%	438,750
Shefali Agarwal	500,036	40%	200,014
Jeffery Kutok	460,125	40%	184,050
Robert Bazemore (2)	675,000	65%	438,750
Paolo Tombesi (2)	471,500	40%	188,600
Matthew Ros (2)	473,800	40%	189,520
Victoria Vakiener (2)	438,600	40%	175,440

(1)

Mr. Bogle’s 2021 target bonus was established at the time of his hire. These amounts reflect the full year bonus opportunity. Due to Mr. Bogle’s August 2021 start date, his 2021 bonus was pro-rated for service time.

(2)	These former executives were deemed ineligible for a bonus payment upon their respective separations from service.

Corporate Objectives

Our compensation committee recommended, and our board of directors approved and established, corporate objectives to assess our 2021 corporate performance in early 2021. As part of a broad retention strategy implemented at the Company in August 2021, a select number of the 2021 corporate objectives were reset for the remainder of the year in an effort to re-engage the workforce and promote retention. The corporate objectives that were modified in August 2021 related to select aspects of our commercial strategy, revenue expectations, timing related to preclinical and clinical progress, and our revised operating plan. The following is an overview of the final 2021 corporate objectives recommended by our compensation committee and approved and established by our board of directors in August 2021. In January 2022, the compensation committee reviewed our achievements against these 2021 corporate objectives to arrive at a recommended corporate funding factor of 92.5%, which the board of directors approved to be used for purposes of the corporate component in calculating 2021 bonus payments. To the extent objectives are partially achieved or exceeded, our compensation committee may recommend, and our board may approve and ascribe a partial achievement or overachievement percentage to each objective, as applicable.

Objective/Assessment	Weighting
Objective: Maximize TAZVERIK Adoption in the U.S. Among Eligible Patients Assessment: • Redefined commercial strategy and redeployed internal teams and commercial efforts • Created and began implementation of a competitive readiness plan • Maintained 90%+ of lives covered without detrimental restrictions in line with ES and FL labeled indications • Maintained compliant culture and operations in both in-house and field-based organizations	35%

Objective: Significantly Enhance TAZVERIK’s Global Value by Broadening Clinical Development Plan Assessment: • Submitted SYMPHONY-1 (EZH-302) Phase 1b safety run-in data to the FDA, aligned on the Phase 3 study design including the recommended dose with the FDA, and submitted the protocol amendment to the FDA; initiated Phase 3 study startup at multiple sites	35%

Objective/Assessment	Weighting
• Initiated the Phase 2 portion of EZH-1101 trial for prostate cancer; activated a majority of remaining sites, and progressed enrollment
• Initiated our EZH-1501 hematological tumor basket study

Objective: Expand Our Portfolio Beyond TAZVERIK Assessment: • Completed SETD2 IND-enabling studies for our SETD2 inhibitor program (EZM0414), submitted the IND, and initiated the Phase 1 portion of the Phase 1/1b SET-101 trial • Progressed research efforts toward a potential future development candidate(s)	15%

Objective: Execute Partnerships Assessment: • Negotiated and executed a strategic collaboration through a license agreement with HutchMed	10%
Objective: Support our People, Culture, Capabilities & Our Capital Needs Assessment: • Executed a revised hiring plan and implemented plans to retain top talent and manage attrition in connection with the August 2021 cost reduction plan and leadership transition • Established and maintained appropriate internal processes to support portfolio management and internal compliance	5%
Total	100%

Individual Performance Considerations

Our compensation committee also evaluated individual performance for 2021 bonus program purposes. Consistent with this process, our compensation committee assessed the performance of our NEOs other than our President and Chief Executive Officer, Mr. Bogle, in connection with its 2021 bonus program determinations. Our Chief Executive Officer’s bonus is determined solely based on the achievement of our corporate objectives. In assessing the individual performance in 2021 of our NEOs other than Mr. Bogle, our President and Chief Executive Officer, and other than our NEOs that are former executives (as they were deemed ineligible for a bonus payment upon their respective separations from service with us), our compensation committee, with the input of Mr. Bogle, considered each such officer’s individual contributions to the achievement of our 2021 corporate objectives, and the officer’s individual achievements in helping to build our business and execute on our strategy. Beginning in 2021, the individual component of our bonus program is set at a weight of 25% of the overall bonus for NEOs other than our Chief Executive Officer. These achievements include the following:

Shefali Agarwal, Executive Vice President, Chief Medical and Development Officer: For 2021, the compensation committee reflected on Dr. Agarwal’s accomplishments, including: providing leadership in support of TAZVERIK in ES and FL, respectively, continuing to build the organization, providing oversight of the medical affairs team to support our launches of TAZVERIK in ES and FL, executing on our existing clinical trials and beginning new trials aimed at maximizing the value and potential of tazemetostat, and determined that, taking into account both the corporate funding factor and individual performance component, Dr. Agarwal earned a bonus equal to approximately 100% of her total target short-term incentive payment.

Jeffery Kutok, Chief Scientific Officer: For 2021, the compensation committee reflected on Dr. Kutok’s accomplishments, including: establishing and providing leadership to our research organization, providing guidance to enhance the depth of our pipeline, and expanding on our five-year strategy for research, and determined that, taking into account both the corporate funding factor and individual performance component, Dr. Kutok earned a bonus equal to approximately 96% of his total target short-term incentive payment.

Final Calculations

The final calculations used to arrive at the 2021 bonus awards are as follows. The final award amounts are rounded for administrative ease.

NEO	2021 Base Salary ($)		Target Bonus %		Corporate Funding Factor (Weighted 75% below CEO)		Individual Performance Modifier (Weighted 25% below CEO)		Bonus Award ($)
Grant Bogle (1)	307,692	X	65%	X	92.50%	—	—	=	185,000
Shefali Agarwal	500,036	X	40%	X	(69.375%	+	31.250%)	=	201,250
Jeffery Kutok	460,125	X	40%	X	(69.375%	+	26.250%)	=	175,950

(1)	For purposes of the bonus calculation, Mr. Bogle’s 2021 salary was pro-rated for time as an Epizyme employee in 2021.

In addition to these short-term incentive payouts, the compensation committee may approve cash bonuses to induce individuals to join our company or make up for lost compensation opportunities at previous employers, or to assist in defraying the cost of relocation to the greater Boston area, commonly referred to as “sign-on” bonuses. In 2021, the compensation committee did not approve any cash sign-on bonuses for named executive officers.

Long-term Incentives

Long-term incentives represent a key component of our overall compensation program, and historically has represented the majority of total annual compensation.

We believe that equity grants provide our NEOs with a strong link to our long-term performance, create an ownership culture and help to align the interests of our NEOs and our stockholders. Our NEOs benefit from equity awards as our stock price increases through the creation of shareholder value. Accordingly, we believe equity awards provide meaningful incentives to our NEOs to achieve increases in the value of our stock over time. In addition, the vesting feature of our equity awards contributes to NEO retention by providing an incentive to our NEOs to remain employed by us during the vesting period.

The compensation committee typically approves long-term incentive grants for NEOs at the start of their employment, and annually thereafter in connection with the annual performance review. Additionally, the compensation committee may periodically grant additional equity awards based on individual role, performance and contribution, as well as competitive market data and information. None of our NEOs are currently party to an employment agreement that provides for automatic equity awards.

During 2021, the Compensation Committee approved long-term grants associated with three programs.

Program	Structure
2021 Annual Grants	• 75% stock options vesting 25% after year one and monthly over the following 36 months on a ratable basis • 25% RSUs vesting 25% per year over four years

2021 Retention Grants	• 75% stock options vesting 33% after year one and monthly over the following 24 months on a ratable basis • 25% RSUs vesting 33% per year over three years

2021 New Hire Grants	• 75% stock options vesting 33% after year one and monthly over the following 24 months on a ratable basis • 25% RSUs vesting 33% per year over three years

In determining long-term incentive grants for new hires, including in connection with Mr. Bogle’s appointment as our President and Chief Executive Officer in August 2021, the compensation committee evaluated (where available):

•	market data for annual and new hire long-term incentive grant values;

•	potential lost long-term incentive opportunity from candidate’s current employer, where available;

•	candidate background, experience, and potential; and

•	overall share pool availability.

In determining annual long-term incentive grants for existing NEOs, the compensation committee evaluated (where available):

•	market data for annual long-term incentive grant values;

•	time the NEO has been employed with us;

•	NEO performance and contributions in the previous year;

•	general industry and labor market dynamics;

•	overall corporate performance and outlook; and

•	NEO current outstanding equity, including the current and potential value of outstanding unvested awards.

In determining the retention grants for existing NEOs, the compensation committee evaluated:

•	NEO criticality to achieving future business goals;

•	NEO current outstanding equity, including the current and potential value of outstanding unvested awards;

•	NEO performance and contributions;

•	general industry performance and labor market dynamics; and

•	overall share pool availability.

Although the compensation committee did not elect to make grants that vest based on performance metrics in connection with its 2021 annual compensation review, it may elect to do so either as one-time events or as part of the annual long-term incentive program as circumstances warrant.

The exercise price of all stock options equals the fair market value of shares of our common stock on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares of common stock underlying such option, including no voting rights and no right to receive dividends or dividend equivalents. Vesting and exercise rights for stock options typically cease shortly after termination of employment except in the case of death, disability, or where the former employee continues his or her relationship with us (e.g., as a consultant). In specified termination and change in control circumstances, equity awards held by our NEOs are subject to accelerated vesting. See “—Severance and Change in Control Benefits” for further information.

The following table sets forth the compensation committee-approved long-term incentive grant value for the combined stock options and RSUs annual grants, as well as the number of shares of common stock issuable upon exercise of the stock options and upon vesting of the RSUs granted to our NEOs in February 2021:

	2021 Annual Grants
NEO	Compensation Committee Approved Fair Value (1)	Number of Stock Options	Number of RSUs
Shefali Agarwal	$1,420,000	141,135	29,583
Jeffery Kutok	$1,375,000	136,663	28,645
Robert Bazemore (2)	$4,200,000	417,443	87,500
Paolo Tombesi (2)	$1,250,000	124,239	26,041
Matthew Ros (2)	$1,350,000	134,178	28,125
Victoria Vakiener (2)	$1,225,000	121,754	25,520

(1)

These figures reported here will be higher than those reported in the Summary Compensation Table and other required tabular disclosures due to the process of converting a fair value to a number of stock options or RSUs. For these awards, the compensation committee established an Epizyme share price threshold of $12.00. If shares of our common stock were trading below this level on the date of grant, the long-term incentive grant value would automatically be converted to a number of stock options and RSUs using a $12.00 price. On the date of grant the closing price of our common stock was $11.02, and so the $12.00 price threshold was used in the conversion of LTI Fair Value to a number of stock options and RSUs.

(2)	Former executive of the Company

The following table sets forth the retention grants awarded to certain of our then-employed NEOs in August 2021:

	2021 Retention Grants
NEO	Number of Stock Options	Number of RSUs
Shefali Agarwal	282,270	59,166
Jeffery Kutok	218,661	45,832
Matthew Ros (1)	134,178	28,125

(1)	Former executive of the Company

Mr. Bogle was awarded a new hire long-term incentive grant at the time of his hire. Pursuant to Mr. Bogle’s offer letter, we granted to Mr. Bogle stock options to purchase 417,500 shares of our common stock, and RSUs for 87,500 shares of our common stock. In addition, subject to Mr. Bogle’s continued employment with us, we agreed to grant Mr. Bogle in January 2022 a second tranche of new hire awards that are identical in size and vest on the same dates as the awards granted at the time of his hire because the full value of the new hire long-term incentive grants could not be awarded in full to Mr. Bogle in August 2021 due to limited share pool availability under our 2013 Stock Incentive Plan at that time.

Severance and Change of Control Benefits

Each NEO is also eligible for severance benefits in specified circumstances, as set forth in our Executive Severance and Change in Control Plan, as amended. Under the terms of this plan, upon execution and effectiveness of a severance agreement and release of claims, each NEO will be entitled to severance payments if we:

•	terminate his or her employment without cause, prior to or more than 12 months following a change in control; or

•	terminate his or her employment without cause or he or she terminates employment with us for good reason within 12 months following a change in control.

Additionally, Mr. Bogle is entitled to severance payments if he terminates his employment with us for good reason prior to or more than 12 months following a change in control. Please refer to “ -Employment, Severance and Change in Control Arrangements” below for a more detailed discussion of severance and change in control benefits for our NEOs.

Consulting Arrangements for NEOs

In select cases, we will make use of consulting arrangements in order to retain an individual in an advisory capacity post separation of employment from the Company. In 2021, we entered into consulting arrangements with Mr. Bazemore, Mr. Ros and Ms. Vakiener in connection with their separation from employment with the Company.

•

Bazemore Consulting Arrangement. In connection with his separation, Mr. Bazemore agreed to assist the Company in an advisory capacity for 12 months from the effective date of his resignation under the terms of a consulting agreement entered into with the Company on August 4, 2022. During the term of the agreement, Mr. Bazemore received a monthly fee of $42,635 per month through December 31, 2021 and is receiving a monthly fee of $17,760 per month beginning January 1, 2022 through August 9, 2022. During the term of the consulting agreement, the Company will also pay on Mr. Bazemore’s behalf, subject to Mr. Bazemore’s eligibility for continued coverage under COBRA, the portion of the premiums for group health insurance coverage to the same extent that the Company paid such premiums immediately prior to the effectiveness of Mr. Bazemore’s resignation.

•

Ros Consulting Arrangement. In connection with his separation, Mr. Ros agreed to assist the Company in an advisory capacity from November 1, 2021 until March 31, 2022 under the terms of a consulting agreement entered into with the Company on October 27, 2021, which consulting agreement became effective upon the termination of Mr. Ros’s employment with the Company. During the term of the consulting agreement, Mr. Ros will receive a monthly fee of $12,000 per month through March 31, 2022.

•

Vakiener Consulting Arrangement. In connection with her separation, Ms. Vakiener agreed to assist the Company in an advisory capacity from October 1, 2021 until March 31, 2022 under the terms of a consulting agreement entered into with the Company on October 1, 2021. During the term of the Consulting Agreement, Ms. Vakiener will receive a monthly fee of $20,833 per month through March 31, 2022.

Benefits

We generally pay relocation expenses for newly-hired NEOs whom we require to relocate as a condition to their employment with us. We also have, and may in the future, pay local housing expenses and travel costs for executives who maintain a primary residence outside of a reasonable daily commuting range to our headquarters prior to such executive’s relocation. We evaluate the competitiveness of our arrangements periodically and have found that our NEO benefits are competitive with our peers. For more information on our employment arrangements, please see “ -Employment, Severance and Change in Control Arrangements.” We believe that these are typical benefits offered by comparable companies to executives who are asked to relocate and that we would be at a competitive disadvantage in trying to attract executives who would need to relocate in order to work for us if we did not offer such assistance.

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which was $19,500 for 2021. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2021 could be up to an additional $6,500 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. During the year ended December 31, 2021, we provided a matching contribution to the 401(k) plan, matching 50% of an employee’s contribution up to a maximum of 3% of the participant’s compensation, with such employer matching contributions vesting over three years with approximately 33% of the balance of unvested employer matching contributions vesting each year. Matching contributions made to each of our NEOs are included in the “Summary Compensation Table-All Other Compensation.”

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, long-term disability and term life insurance plans, our fitness benefits and 401(k) matching contributions, in each case on the same basis as other employees. We typically do not provide additional perquisites or personal benefits to our NEOs, although on a case-by-case basis we may periodically do so, subject to any required approvals. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees, including NEOs.

Other

Anti-Hedging and Pledging Policy

Our insider trading policy expressly prohibits all of our employees, including our NEOs, as well as our directors, from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

Stock Ownership Guidelines

In March 2022, upon the recommendation of our compensation committee, our board of directors adopted stock ownership guidelines applicable to our non-employee directors and our executive officers (as defined in Rule 3b-7 of the Exchange Act). The stock ownership guidelines require that our chief executive officer must hold stock worth at least three times his or her base salary, that each of our other executive officers must hold stock worth at least one times his or her base salary, and each of our non-employee directors must hold stock worth at least three times the cash portion of the base annual retainer for regular service on our board of directors. Individuals covered by the guidelines serving on the date of adoption of the guidelines have until the end of June 2027 to achieve compliance with the guidelines and newly appointed or elected persons have five years from the date of appointment or election, as applicable, to achieve compliance with the guidelines. The following forms of equity will count toward the stock ownership guidelines: shares of common stock owned outright, vested performance stock units, or PSUs, vested and unvested RSUs and shares held through other Company benefit plans. Stock options and unearned PSUs do not count toward the stock ownership guidelines.

Clawback Policy

In March 2022, upon the recommendation of our compensation committee, our board of directors also adopted a clawback policy that covers cash and equity incentive-based compensation paid to our officers (as defined in Rule 16a-1(f) of the Exchange Act). The policy provides that if (a) we are required to prepare an accounting restatement for periods that end on or after the effective date of the clawback policy; and (b) our Board of Directors determines that an act or omission of a current or former officer of the Company contributed to the circumstances requiring the restatement and that such act or omission involved either: (i) intentional misconduct or an intentional violation of any of our rules or any applicable legal or regulatory requirements in the course of the person’s employment by, or otherwise in connection with, the Company or (ii) fraud in the course of the person’s employment by, or otherwise in connection with, the Company, we will use reasonable efforts to recover from such officer up to 100% of such incentive-based compensation during the three-year period preceding the date on which we are required to prepare the accounting restatement. The clawback policy applies to incentive-based compensation that is granted after the adoption of this policy.

No Tax Gross-ups

We do not provide for any tax gross-up payments to our NEOs.

Tax and Accounting Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a company will generally not be entitled to a tax deduction for individual compensation over $1 million that is paid to certain executive officers. As in effect prior to its recent amendment by the Tax Cuts and Jobs Act of 2017, Section 162(m) provided an exception to the deductibility limitations for performance-based compensation that met certain requirements. While considering the impact of Section 162(m) and awarding certain elements of compensation that, at the time, were intended to qualify as performance-based compensation, the compensation committee did not adopt a policy requiring all compensation to be fully deductible under Section 162(m). As Section 162(m) has been amended, effective for taxable years beginning after December 31, 2017, the “performance-based” compensation exception was eliminated from Section 162(m), except for certain grandfathered arrangements under the transition rules. In light of this amendment, the compensation committee will continue to consider the potential impact of the application of Section 162(m) on compensation for our executive officers and reserves the right to provide compensation to executive officers that may not be tax-deductible, as well as the right to modify compensation that was initially intended to qualify as “performance-based” compensation if it believes that taking any such action is in the best interests of our Company and our stockholders.

Compensation Risk Assessment

Our management and the compensation committee review our compensation practices and policies with regard to risk management. We have reviewed our programs and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:

•	we provide a balance of fixed and performance-based compensation;

•	our short-term incentive plan is based on a number of challenging objectives;

•	our long-term incentive grants vest over time, generally four years;

•	our compensation committee has discretion to reduce bonus awards should the objective formula yield an inappropriate result;

•	we have an independent compensation committee;

•	we engage with independent compensation advisors;

•	we have proper administrative and oversight controls; and

•	we have an established compensation committee calendar for governance purposes.

CEO Pay Ratio Disclosure

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees.

Methodology

To identify our median employee, we used the following methodology:

•

We determined our median employee based on our employee population of 257 employees as of December 31, 2021. This population consisted of all full-time, part-time and temporary employees as of such date, excluding our Chief Executive Officer.

•

We used a consistently applied compensation measure that included the sum of each employee’s (excluding Mr. Bazemore and Mr. Bogle) base salary and the grant date fair value of all stock options and RSUs awarded in 2021 as reflected in our human resources, payroll and equity award systems. We annualized the base salaries for employees who were employed by us for less than the entire calendar year.

•	Once we identified our median employee, we combined all of the elements of such employee’s total annual compensation for 2021 in accordance with the requirements of Item 402 of Regulation S-K.

•

With respect to the total annual compensation of our Chief Executive Officer, Grant Bogle, we used the amount reported in the “Total” column of the “Summary Compensation Table” included elsewhere in this proxy statement, except that (i) we excluded any cash fees and any equity-based compensation provided to Mr. Bogle in 2021 in consideration for his service as a member of our board of directors and (ii), pursuant to Instruction 10 to Item 402(u) of Regulation S-K, we annualized Mr. Bogle’s 2021 salary and bonus earned in 2021.

Pay Ratio

We determined that the 2021 annual total compensation of our median employee, other than our Chief Executive Officer, for 2021 was $298,501. As disclosed in our Summary Compensation Table appearing on page 45, and as adjusted based on the above methodology and pursuant to Instruction 10 to Item 402(u) of Regulation S-K, our current Chief Executive Officer’s annual total compensation for 2021 (as-adjusted) was $2,966,089. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 10 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources, payroll and equity award systems and records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE ORGANIZATIONAL HEALTH AND COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF EPIZYME, INC.

David M. Mott, Chairman

Kenneth Bate

Roy A. Beveridge, M.D.

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2021, 2020 and 2019:

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Restricted Stock Unit Awards ($) (2)		Option Awards ($) (2)		Non-equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (19)	Total ($)
Current Executive Officers:
Grant Bogle (4) President and Chief Executive Officer	2021	298,832	(5)	—	533,377	(6)	1,555,106	(7)	185,000	7,082	2,579,397
Shefali Agarwal EVP, Chief Medical and Development Officer	2021	500,036			640,472		1,890,870		201,250	6,899	3,239,527
	2020	478,000		—	274,990		825,799		199,804	7,154	1,785,747
	2019	463,500		—	894,607		1,255,325		265,122	8,652	2,887,206
Jeffery Kutok (8) Chief Scientific Officer	2021	460,125		—	559,322		1,654,345		175,950	10,054	2,859,796
	2020	337,500		85,000	374,996		1,124,996		134,663	6,813	2,063,968
Former Executive Officers:
Robert B. Bazemore, Jr. (9)(10) Former President and Chief Executive Officer	2021	616,369 (11)			965,125		2,895,385		—	1,235	4,478,414
	2020	650,000		—	3,237,620 (12)		4,103,853 (13)		370,500	96,369	8,458,342
	2019	592,937		—	1,105,393		2,060,531		409,127	5,630	4,173,618
Matthew E. Ros (14) Former EVP, Chief Strategy and Business Officer	2021	414,833 (15)			459,563		1,364,161		—	86,287	2,328,844
	2020	447,982		—	250,006		750,730		174,800	11,271	1,634,789
	2019	432,600		—	538,793		899,137		199,861	11,598	2,081,989
Paolo Tombesi (16) Former Chief Financial Officer	2021	257,182		—	287,232		861,722		—	9,935	1,416,071
	2020	460,000		—	250,006		750,730		174,800	48,198	1,683,734
	2019	168,901		—	612,848		1,173,669		76,076	146,971	2,178,465
Victoria Vakiener (17) Former Chief Commercial Officer	2021	391,449 (18)		—	281,486		844,486		—	118,768	1,636,189
	2020	405,000		—	199,997		600,579		163,400	11,035	1,380,011
	2019	328,950		153,000	301,299		187,317		168,630	123,588	1,262,784

(1)	The amounts reflect one-time sign-on bonuses paid pursuant to the terms of the respective named executive officer’s employment agreement.
(2)

Except as otherwise expressly noted, the amounts reflect the grant date fair value for equity awards granted during the applicable year. The grant date fair value was computed in accordance with FASB Codification Topic 718, Compensation-Stock Compensation. See note 15 to the financial statements in our annual report on Form 10-K for the year ended December 31, 2021 regarding assumptions we made in determining the fair value of the awards.

(3)	The amounts reflect the annual cash performance bonuses earned, as discussed under “Compensation Discussion and Analysis-Compensation Elements and Decisions-Short-term Incentives.”
(4)

Mr. Bogle commenced employment as our president and chief executive officer in August 2021, and therefore was not a named executive officer for 2020 or 2019. Mr. Bogle has served as a member of our board of directors since September 2019. Upon commencement of Mr. Bogle’s employment, he became ineligible for any cash or equity compensation for his service as a director.

(5)

Includes (i) $267,188 of base salary (at an annualized rate of $675,000) pursuant to the terms of his employment offer letter entered into in connection with his appointment as our president and chief executive officer in August 2021, and (ii) $31,644 earned by Mr. Bogle for service as a director prior to his commencement of employment.

(6)

Includes 8,060 RSUs having a grant date fair value of $68,752 granted to Mr. Bogle in June 2021 for his service on our board of directors prior to his commencement of employment, which RSUs vest as to all shares on June 11, 2022.

(7)

Includes options to purchase 40,559 shares of our common stock having a grant date fair value of $206,247 granted to Mr. Bogle in June 2021 for his service on our board of directors prior to his commencement of employment, which options vest as to all shares on June 11, 2022.

(8)	Dr. Kutok commenced employment in April 2020 and was not part of the January 2020 merit increase process.
(9)	Mr. Bazemore’s resignation from employment with the Company was effective in August 2021.
(10)

In March 2020, options to purchase 79,167 shares of our common stock granted to Mr. Bazemore in February 2016, options to purchase 2,371 shares of our common stock granted to Mr. Bazemore in February 2017, options to purchase 48,727 shares of our common stock granted to Mr. Bazemore in January 2019, 56,537 restricted stock units with time-based vesting granted to Mr. Bazemore in January 2019, and 17,500 performance-based restricted stock units granted to Mr. Bazemore in March 2019, each granted in excess of the annual per participant limit under our 2013 Stock Incentive Plan, were rescinded, as discussed under “Compensation Discussion and Analysis—Long-term Incentives” in our proxy statement filed with the SEC in April 2021. For purposes of the compensation described in this table, the value of the options and restricted stock units that were granted to Mr. Bazemore in 2019 and rescinded in 2020 is reflected in Mr. Bazemore’s compensation for 2019 and the value of the replacement grants for such rescinded awards is reflected in Mr. Bazemore’s compensation for 2020.

(11)	Includes (i) $410,625 of base salary (at an annualized rate of $675,000) and (ii) $205,744 earned by Mr. Bazemore for service as a consultant.
(12)

In addition to 52,595 restricted stock units with a grant date fair value of $1,125,007 that were granted on February 3, 2020, this amount includes (i) 113,393 restricted stock units subject to time-based vesting and (ii) 17,500 restricted stock unites subject to performance-based vesting, with an aggregate grant date fair value of $2,112,613 that were granted on March 24, 2020 to replace the fair value of the rescinded equity awards described in footnote (7). Refer to the “Compensation Discussion and Analysis—Long-term Incentives” section in our proxy statement filed with the SEC in April 2021 for additional details regarding these replacement grants.

(13)

In addition to options to purchase 252,956 shares of our common stock with a grant date fair value of $3,378,253 that were granted on February 3, 2020, this amount includes options to purchase 73,409 shares of our common stock with a grant date fair value of $725,600 that were granted on March 24, 2020 to replace the fair value of the rescinded equity awards described in footnote (7). Refer to the “Compensation Discussion and Analysis—Long-term Incentives” section in our proxy statement filed with the SEC in April 2021 for additional details regarding these replacement grants.

(14)	Mr. Ros’s resignation from employment with the Company was effective in October 2021.
(15)	Includes (i) $394,833 of base salary (at an annualized rate of $473,800) and (ii) $24,000 earned by Mr. Ros for service as a consultant.
(16)	Mr. Tombesi commenced employment in August 2019 and his resignation from employment with the Company was effective in July 2021.
(17)	Ms. Vakiener’s resignation from employment with the Company was effective in September 2021.
(18)	Includes (i) $328,950 of base salary (at an annualized rate of $438,600) and (ii) $62,499 earned by Ms. Vakiener for service as a consultant.

(19)	All other compensation includes the following for the year ended December 31, 2021:

Name	Severance Fees ($)	Relocation Expenses ($)	401(k) Employer Match ($)		Transportation Benefits ($)	Short-term and Long-term Life Insurance Disability Premiums ($)	Total ($)
Grant Bogle	—	—	—	6,756	—	326	7,082
Shefali Agarwal	—	—	—	5,564	—	1,334	6,898
Jeffery Kutok	—	—	—	8,700	—	1,354	10,054
Robert Bazemore	—	—	—	—	—	1,235	1,235
Matthew Ros	78,967	—	—	6,085	—	1,235	86,287
Paolo Tombesi	—	—	—	8,700	—	1,235	9,935
Victoria Vakiener	109,650	—	—	7,879	—	1,240	118,769

All other compensation includes the following for the year ended December 31, 2020:

Name	Gym ($)	Relocation Expenses ($)		401(k) Employer Match ($)	Transportation Benefits ($)		Short-term and Long-term Life Insurance Disability Premiums ($)	Total ($)
Grant Bogle	—	—		—	—		—	—
Robert Bazemore	—	—		—	94,829	*	1,540	96,369
Paolo Tombesi	208	36,400	**	8,550	1,500		1,540	48,198
Matthew Ros	—	—		8,231	1,500		1,540	11,271
Shefali Agarwal	—	—		2,990	2,624		1,540	7,154
Jeffery Kutok	—	—		5,630	—		1,183	6,813
Victoria Vakiener	—	—		7,995	1,500		1,540	11,035

*

In 2020 we reimbursed Mr. Bazemore for $93,329 in private air travel authorized by our board of directors due to the health and safety risks and uncertainties associated with traveling during the COVID-19 pandemic.

**	In 2020 we paid for temporary corporate housing costs of $36,400 for Mr. Tombesi.

All other compensation includes the following for the year ended December 31, 2019:

Name	Gym ($)	Relocation expenses ($)		401(k) Employer Match ($)	Transportation Benefits ($)	Short-term and Long-term Life Insurance Disability Premiums ($)	Total ($)
Grant Bogle	—	—		—	—	—	—
Robert Bazemore	—	—		—	4,200	1,430	5,630
Paolo Tombesi	168	145,178	***	—	1,400	225	146,971
Matthew Ros	—	—		5,968	4,200	1,430	11,598
Shefali Agarwal	—	—		—	7,222	1,430	8,652
Jeffery Kutok	—	—		—	—	—	—
Victoria Vakiener	—	115,040	****	2,918	4,200	1,430	123,588

***

Pursuant to Mr. Tombesi’s employment offer letter, we made a one-time payment to Mr. Tombesi of $100,000 for relocation expenses and we paid for temporary corporate housing for Mr. Tombesi, which temporary corporate housing costs were $45,178 for 2019.

****

Pursuant to Ms. Vakiener’s employment offer letter, we made a one-time payment to Ms. Vakiener of $75,000 for relocation expenses and we paid for temporary corporate housing for Ms. Vakiener, which temporary corporate housing costs were $40,040 for 2019.

Grants of Plan-Based Awards Table

The following table sets forth information concerning each grant of an award made to our named executive officers during the fiscal year ended December 31, 2021 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards Target (#)	All other stock awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($) (1)
Grant Bogle (2) (3)	6/11/2021		8,060			68,752
	6/11/2021			40,559	8.53	206,427
	8/16/2021		87,500			464,625
	8/16/2021			417,500	5.31	1,348,859
Shefali Agarwal (3)	2/1/2021		29,583			326,300
	2/1/2021			141,135	11.03	978,912
	8/16/2021		59,166			314,171
	8/16/2021			282,270	5.31	911,958
Jeffery Kutok (3)	2/1/2021		28,645			315,954
	2/1/2021			136,663	11.03	947,895
	8/16/2021		45,832			243,368
	8/16/2021			218,661	5.31	706,450
Robert Bazemore (3)	2/1/2021		87,500			965,125
	2/1/2021			417,443	11.03	2,895,385
Matthew Ros (4)	2/1/2021		28,125			310,219
	2/1/2021			134,178	11.03	930,659
	8/16/2021		28,125			149,344
	8/16/2021			134,178	5.31	433,502
Paolo Tombesi (3)	2/1/2021		26,041			287,232
	2/1/2021			124,239	11.03	861,722
Victoria Vakiener (5)	2/1/2021		25,520			281,486
	2/1/2021			121,754	11.03	844,486

(1)

The amounts reflect the grant date fair value for awards granted during the applicable year. The grant date fair value was computed in accordance with FASB Codification Topic 718, Compensation-Stock Compensation. See note 15 to the financial statements in our annual report on Form 10-K for the year ended December 31, 2021 regarding assumptions we made in determining the fair value of stock option and RSU awards.

(2)

Mr. Bogle was granted restricted stock unit awards and stock options in August 2021 as part of his employment offer letter with the Company. Prior to Mr. Bogle’s commencement of employment as our president and chief executive officer, in June 2021 Mr. Bogle was granted 8,060 RSUs having a grant date fair value of $68,752 and options to purchase 40,559 shares of our common stock having a grant date fair value of $206,247 for his service on our board of directors, which RSUs and options vest as to all shares on the first anniversary of the grant date or, if earlier, immediately prior to the first annual meeting of stockholders occurring after the grant date.

(3)	For information on vesting acceleration upon termination of employment, see the “—Employment, Severance and Change in Control Arrangements” section below.

(4)

Mr. Ros’s employment with our company ceased on October 31, 2021, at which time he entered into a consulting agreement with us to assist us in an advisory capacity until March 31, 2022. Mr. Ros’s outstanding equity awards continue to vest during the term of Mr. Ros’s consulting agreement. Any equity awards that are not vested as of the date of termination or expiration of Mr. Ros’s consulting agreement shall be terminated and cancelled as of such date.

(5)

Ms. Vakiener’s employment with our company ceased on September 30, 2021, at which time she entered into a consulting agreement with us to assist us in an advisory capacity until March 31, 2022. Ms. Vakiener’s outstanding stock option awards continue to vest during the term of Ms. Vakiener’s consulting agreement. Any stock option awards that are not vested as of the date of termination or expiration of Ms. Vakiener’s consulting agreement shall be terminated and cancelled as of such date.

Outstanding Equity Awards at 2021 Fiscal Year End Table

The following table presents information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2021:

			Option Awards				Stock Awards
Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Grant Bogle	9/3/2019	(1)	20,854	16,221	12.54	9/2/2029
	5/29/2020	(2)	14,013	—	17.55	5/28/2030
	6/11/2021	(3)					8,060	20,150
	6/11/2021	(4)	—	40,559	8.53	6/10/2031
	8/16/2021	(5)					87,500	218,750
	8/16/2021	(6)	—	417,500	5.31	8/15/2031
Shefali Agarwal	7/23/2018	(7)	145,208	24,792	13.35	7/22/2028
	1/24/2019	(8)	110,556	41,064	9.12	1/23/2029
	1/24/2019	(9)					16,446	41,115
	12/2/2019	(10)	17,489	17,489	15.76	12/1/2029
	12/2/2019	(11)					11,288	28,220
	2/3/2020	(12)	28,340	33,494	21.39	2/2/2030
	2/3/2020	(13)					9,642	24,105
	2/1/2021	(14)	—	141,135	11.03	1/31/2031
	2/1/2021	(15)					29,583	73,958
	8/16/2021	(5)					59,166	147,915
	8/16/2021	(6)	—	282,270	5.31	8/15/2031
Jeffery Kutok	4/1/2020	(16)	54,825	76,755	13.68	3/31/2030
	4/1/2020	(17)					20,559	51,398
	2/1/2021	(14)	—	136,663	11.03	1/31/2031
	2/1/2021	(15)					28,645	71,613
	8/16/2021	(5)					45,832	114,580
	8/16/2021	(6)	—	218,661	5.31	8/15/2031

			Option Awards				Stock Awards
Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert Bazemore (18)(37)	8/5/2015	(19)	300,000	—	22.29	8/4/2025
	2/8/2016	(20)	323,333	—	8.98	2/7/2026
	2/8/2017	(21)	333,333	—	12.45	2/7/2027
	2/9/2018	(22)	254,782	11,078	16.00	2/8/2028
	1/24/2019	(23)	222,350	76,386	9.12	1/23/2029
	2/3/2020	(25)	115,938	137,018	21.39	2/2/2030
	2/3/2020	(26)					39,446	98,615
	3/24/2020	(27)	45,876	27,533	16.14	3/23/2030
	3/24/2020	(28)					66,119	165,298
	2/1/2021	(29)	—	417,443	11.03	1/31/2031
	2/1/2021	(30)					87,500	218,750
Matthew Ros (31)	5/16/2016	(32)	32,523	—	9.58	5/15/2026
	2/8/2017	(21)	107,577	—	12.45	2/7/2027
	2/9/2018	(22)	101,913	4,431	16.00	2/8/2028
	1/24/2019	(23)	69,493	41,064	9.12	1/23/2029
	1/24/2019	(24)					16,446	41,115
	2/3/2020	(25)	25,764	30,449	21.39	2/2/2030
	2/3/2020	(26)					8,766	21,915
	2/1/2021	(29)	—	134,178	11.03	1/31/2031
	2/1/2021	(30)					28,125	70,313
	8/16/2021	(33)					28,125	70,313
	8/16/2021	(34)	—	134,178	5.31	8/15/2031
Paolo Tombesi (38)	—	—	—	—	—	—	—	—
Victoria Vakiener (35)	11/26/2018	(36)	80,937	24,063	7.60	11/25/2028
	1/24/2019	(23)	23,032	8,555	9.12	1/23/2019
	2/3/2020	(25)	20,611	24,359	21.39	2/2/2030
	2/1/2021	(29)	—	121,754	11.03	1/31/2031

(1)

The shares under this option were granted to Mr. Bogle for his service on our board of directors and vested as to 25% of the unvested shares on September 3, 2020, with the remainder vesting in approximately equal monthly installments through September 3, 2023.

(2)	The shares under this option were granted to Mr. Bogle for his service on our board of directors and vested as to all shares on May 29, 2021.
(3)

The shares under this restricted stock unit award were granted to Mr. Bogle for his service on our board of directors and vest as to all shares on the first anniversary of the grant date or, if earlier, immediately prior to the first annual meeting of stockholders occurring after the grant date.

(4)

The shares under this option were granted to Mr. Bogle for his service on our board of directors and vest as to all shares on the first anniversary of the grant date or, if earlier, immediately prior to the first annual meeting of stockholders occurring after the grant date.

(5)	The shares under this restricted stock unit award vest 33.33% annually over three years through August 16, 2024.

(6)	The shares under this option vest as to 33.33% of the unvested shares on August 16, 2022, with the remainder vesting in approximately equal monthly installments through August 16, 2024.
(7)	The shares under this option vested as to 25% of the unvested shares on July 23, 2019, with the remainder vesting in approximately equal monthly installments through July 23, 2022.
(8)	The shares under this option vested as to 25% of the unvested shares on January 24, 2020, with the remainder vesting in approximately equal monthly installments through January 24, 2023.
(9)	The shares under this restricted stock unit award vest 25% annually over four years through January 24, 2023.
(10)	The shares under this option vested as to 25% of the unvested shares on December 2, 2020, with the remainder vesting in approximately equal monthly installments through December 2, 2023.
(11)	The shares under this restricted stock unit award vest 25% annually over four years through December 2, 2023.
(12)	The shares under this option vested as to 25% of the unvested shares on February 3, 2021, with the remainder vesting in approximately equal monthly installments through February 3, 2024.
(13)	The shares under this restricted stock unit award vest 25% annually over four years through February 3, 2024.
(14)	The shares under this option vested as to 25% of the unvested shares on February 1, 2022, with the remainder vesting in approximately equal monthly installments through February 1, 2025.
(15)	The shares under this restricted stock unit award vest 25% annually over four years through February 1, 2025.
(16)	The shares under this option vested as to 25% of the unvested shares on April 1, 2021, with the remainder vesting in approximately equal monthly installments through April 1, 2024.
(17)	The shares under this restricted stock unit award vest 25% annually over four years through April 1, 2024.
(18)

Mr. Bazemore’s employment with our company ceased on August 9, 2021, at which time he entered into a consulting agreement with us to assist us in an advisory capacity for a 12 month period. Mr. Bazemore’s outstanding equity awards continue to vest during the term of Mr. Bazemore’s consulting agreement. Any equity awards that are not vested as of the date of termination or expiration of Mr. Bazemore’s consulting agreement shall be terminated and cancelled as of such date.

(19)	The shares under this option vested as to 25% of the unvested shares on August 5, 2016, with the remainder vesting in approximately equal monthly installments through August 5, 2019.
(20)	The shares under this option vested as to 25% of the unvested shares on February 8, 2017, with the remainder vesting in approximately equal monthly installments through February 8, 2020.
(21)	The shares under this option vested as to 25% of the unvested shares on February 8, 2018, with the remainder vesting in approximately equal monthly installments through February 8, 2021.
(22)	The shares under this option vested as to 25% of the unvested shares on February 9, 2019, with the remainder vesting in approximately equal monthly installments through February 9, 2022.
(23)

The shares under this option vested as to 25% of the unvested shares on January 24, 2020, with 1/36 of the remainder vesting each month through the remainder of the individual’s service as a consultant.

(24)	The shares under this restricted stock unit award vest 25% annually over four years through January 24, 2023, subject to the individual’s continued service as a consultant.
(25)

The shares under this option vested as to 25% of the unvested shares on February 3, 2021, with 1/36 of the remainder vesting each month through the remainder of the individual’s service as a consultant.

(26)

The shares under this restricted stock unit vested as to 25% of the unvested shares on February 3, 2021 and 25% of the unvested shares on February 3, 2022. The remainder vest in equal annual installments through February 3, 2024, subject to the individual’s continued service as a consultant.

(27)

The shares under this option vested as to 44,047 shares on March 24, 2020, vested with respect to 1,829 shares on February 8, 2021, and vest with respect to 3,933 shares per month over seven months starting on June 24, 2022 through December 24, 2022, subject to Mr. Bazemore’s continued service as a consultant.

(28)

56,537 of the shares under this restricted stock unit award vest in three equal annual installments on January 24, 2021, January 24, 2022 and January 24, 2023, subject to Mr. Bazemore’s continued service as a consultant. 56,856 of the shares under this restricted stock unit award vest annually over two years in substantially equal annual installments on March 24, 2021 and March 24, 2022.

(29)

The shares under this option vested as to 25% of the unvested shares on February 1, 2022, with 1/36 of the remainder vesting each month through the remainder of the individual’s service as a consultant.

(30)	The shares under this restricted stock unit award vest 25% annually over four years through February 1, 2025, subject to the individual’s continued service as a consultant.
(31)

Mr. Ros’s employment with our company ceased on October 31, 2021, at which time he entered into a consulting agreement with us to assist us in an advisory capacity until March 31, 2022. Mr. Ros’s outstanding equity awards continue to vest during the term of Mr. Ros’s consulting agreement. Any equity awards that are not vested as of the date of termination or expiration of Mr. Ros’s consulting agreement shall be terminated and cancelled as of such date.

(32)	The shares under this option vested as to 25% of the unvested shares on May 16, 2017, with the remainder vesting in approximately equal monthly installments through May 16, 2020.
(33)	The shares under this restricted stock unit award vest 33.33% annually over three years through August 16, 2024, subject to the individual’s continued service as a consultant.
(34)

The shares under this option vest as to 33.33% of the unvested shares on August 16, 2022, with the remainder vesting in approximately equal monthly installments through August 16, 2024, subject to the individual’s continued service as a consultant.

(35)

Ms. Vakiener’s employment with our company ceased on September 30, 2021, at which time she entered into a consulting agreement with us to assist us in an advisory capacity until March 31, 2022. Ms. Vakiener’s outstanding stock option awards continue to vest during the term of Ms. Vakiener’s consulting agreement. Any stock option awards that are not vested as of the date of termination or expiration of Ms. Vakiener’s consulting agreement shall be terminated and cancelled as of such date.

(36)

The shares under this option vested as to 25% of the unvested shares on November 26, 2019, with the remainder vesting in approximately equal monthly installments through November 26, 2022, subject to the individual’s continued service as a consultant.

(37)

In March 2020, options to purchase 79,167 shares of our common stock granted to Mr. Bazemore in February 2016, options to purchase 2,371 shares of our common stock granted to Mr. Bazemore in February 2017, options to purchase 48,727 shares of our common stock granted to Mr. Bazemore in January 2019, 56,537 restricted stock units with time-based vesting granted to Mr. Bazemore in January 2019, and 17,500 performance-based restricted stock units granted to Mr. Bazemore in March 2019, each granted in excess of the annual per participant limit under our 2013 Stock Incentive Plan, were rescinded, and replacement awards were granted, as discussed under “Compensation Discussion and Analysis—Long-term Incentives” in our 2021 proxy statement filed with the SEC on April 29, 2021. The equity awards described in this table are presented after giving effect to the March 2020 rescission and replacement grants.

(38)	Mr. Tombesi’s employment with our company ceased on July 16, 2021, at which time his outstanding unvested stock options and unvested restricted stock unit awards were forfeited.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises and stock vested for each of our named executive officers during the fiscal year ended December 31, 2021:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Grant Bogle	—	—	—		—
Shefali Agarwal	—	—	17,082	(2)	147,851
Jeffery Kutok	—	—	6,853	(3)	59,141
Robert Bazemore	—	—	60,423	(4)	587,289
Matthew Ros	—	—	11,146	(5)	127,067
Paolo Tombesi	—	—	2,922	(6)	32,902
Victoria Vakiener	—	—	4,051	(5)	45,940

(1)

The value realized on vesting is based on the closing market price per share of our common stock on the Nasdaq Global Select Market on the vesting date, or if the Nasdaq Global Select Market was not open on such vesting date the next trading date, multiplied by the number of shares of stock that vested

(2)	Includes restricted stock units that vested on January 24, 2021, February 3, 2021, and December 2, 2021.
(3)	Includes restricted stock units that vested on April 1, 2021.
(4)	Includes restricted stock units that vested on January 24, 2021, February 3, 2021 and March 24, 2021.
(5)	Includes restricted stock units that vested on January 24, 2021 and February 3, 2021.
(6)	Includes restricted stock units that vested on February 3, 2021.

Employment, Severance and Change in Control Arrangements

Grant Bogle. We entered into an employment offer letter with Mr. Bogle, our president and chief executive officer, on August 4, 2021. The employment offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, the Company granted to Mr. Bogle, effective as of August 16, 2021, stock options to purchase 417,500 shares of common stock of the Company and restricted stock units for 87,500 shares of common stock of the Company. In addition, subject to Mr. Bogle’s continued employment with the Company, the Company agreed to grant Mr. Bogle in January 2022 (i) additional stock options to purchase at least 417,500 shares of common stock of the Company and (ii) additional restricted stock units for at least 87,500 shares of common stock of the company. These equity awards are subject to time-based vesting. The employment offer letter also provides that Mr. Bogle may be eligible for additional equity award grants from time to time.

Shefali Agarwal. We entered into an employment offer letter with Dr. Agarwal, our executive vice president, chief medical and development officer, on June 18, 2018. The employment offer letter established the terms of her employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on June 18, 2018, the Company granted to Dr. Agarwal stock options to purchase 170,000 shares of common stock of the Company. This award was subject to time-based vesting. The employment offer letter also provides that Dr. Agarwal may be eligible for additional equity award grants from time to time.

Jeffery Kutok. We entered into an employment offer letter with Dr. Kutok, our chief scientific officer, on February 21, 2020. The employment offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on April 1, 2020, the Company granted to Dr. Kutok stock options to purchase 131,580 shares of common stock of the Company and an award of 27,412 shares of restricted stock units. These awards are subject to time-based vesting. The Company also provided Dr. Kutok with a one-time cash sign-on bonus of $85,000. The employment offer letter also provides that Dr. Kutok may be eligible for additional equity award grants from time to time.

Robert Bazemore. We entered into an employment offer letter with Mr. Bazemore, our former president and chief executive officer, on August 5, 2015. The employment offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on August 5, 2015, the Company granted to Mr. Bazemore stock options to purchase 300,000 shares of common stock of the Company. Mr. Bazemore departed as our president and chief executive officer, effective August 9, 2021. In connection with his departure, we entered into a consulting agreement with Mr. Bazemore (the “Bazemore Consulting Agreement”) pursuant to which Mr. Bazemore has agreed to assist us in an advisory capacity until August 9, 2022. During the term of the Bazemore Consulting Agreement, we agreed to pay Mr. Bazemore a monthly fee of (i) $42,635 per month through December 31, 2021 and (ii) $17,760 per month beginning January 1, 2022 through August 9, 2022. During the term of the Consulting Agreement, we also agreed to pay, on Mr. Bazemore’s behalf and subject to Mr. Bazemore’s eligibility for continued coverage under COBRA, the portion of the premiums for group health insurance coverage to the same extent that the Company paid such premiums immediately prior to the effectiveness of Mr. Bazemore’s departure.

Matthew Ros. We entered into an employment offer letter with Mr. Ros, our former executive vice president, chief strategy and business officer, on April 15, 2016. The employment offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on April 15, 2016, the Company granted to Mr. Ros stock options to purchase 173,438 shares of common stock of the Company. Mr. Ros departed as our chief strategy and business officer, effective October 31, 2021. In connection with his departure, Mr. Ros agreed to assist the Company in an advisory capacity from November 1, 2021 until March 31, 2022 under the terms of a consulting agreement entered into with the Company on October 27, 2021 that became effective upon the termination of Mr. Ros’s employment with the Company. During the term of the Consulting Agreement, Mr. Ros will receive a monthly fee of $12,000 per month through March 31, 2022. We also entered into a severance agreement and release of claims with Mr. Ros in connection with his departure (the “Ros Severance Agreement”) providing for the terms of Mr. Ros’s separation from employment with the Company. Under the Ros Severance Agreement, we have agreed to provide Mr. Ros with the following separation payments and benefits: (i) salary continuation payments, in equal installments in accordance with the Company’s regular payroll practices, at a base rate of $9,246.32 per week until October 10, 2022, less lawful deductions for a total gross amount of $446,465; (ii) payment for outplacement services used by Mr. Ros within two months after the effective date of the Ros Severance Agreement that shall not exceed a total cost of $30,000 and (iii) payment on Mr. Ros’s behalf, subject to Mr. Ros’s eligibility for continued coverage under COBRA, of the portion of the premiums for group health, dental and/or vision insurance coverage under COBRA to the same extent that the Company would contribute to such premiums if Mr. Ros was actively employed by the Company until the earlier of October 10, 2022 or the date on which Mr. Ros becomes eligible to receive coverage under the group health, dental and/or vision insurance plan of another employer. The Ros Severance Agreement contains mutual releases, subject to customary exceptions, and covenants not to disparage, and to cooperate with, the Company.

Paolo Tombesi. We entered into an employment offer letter with Mr. Tombesi, our former chief financial officer, on July 19, 2019. The employment offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on August 19, 2019, the Company granted to Mr. Tombesi stock options to purchase 132,225 shares of common stock of the Company and an award of 28,217 shares of restricted stock units. The Company also granted to Mr. Tombesi 16,000 restricted stock units that were subject to vesting upon achievement of certain performance milestones, and a cash relocation payment of $100,000. Mr. Tombesi forfeited all unvested stock options and restricted stock units upon the effectiveness of his resignation in July 2021. Mr. Tombesi had three months following his separation date to exercise his outstanding stock options that had vested as of such separation date.

Victoria Vakiener. We entered into an employment offer letter with Ms. Vakiener, our former chief commercial officer, on October 23, 2018. The employment offer letter established the terms of her employment with us, including her title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on November 26, 2018, the Company granted to Ms. Vakiener stock options to purchase 105,000 shares of common stock of the Company. This award is subject to time-based vesting. The Company also provided Ms. Vakiener with a one-time sign-on bonus payment of $153,000 and a cash relocation payment of $75,000.    Ms. Vakiener departed as our chief commercial officer, effective September 30, 2021. In connection with her departure, Ms. Vakiener agreed to assist the Company in an advisory capacity from October 1, 2021 until March 31, 2022 under the terms of a consulting agreement entered into with the Company on October 1, 2021. During the term of the Consulting Agreement, Ms. Vakiener will receive a monthly fee of $20,833 per month through March 31, 2022. We also entered into a severance agreement and release of claims with Ms. Vakiener in connection with her departure (the “Vakiener Severance Agreement”) providing for the terms of Ms. Vakiener’s separation from employment with the Company. Under the Vakiener Severance Agreement, we have agreed to provide Ms. Vakiener with the following separation payments and benefits: (i) salary continuation payments, in equal installments in accordance with the Company’s regular payroll practices, at a base rate of $8,434.62 per week for 45.5 weeks, less lawful deductions for a total gross amount of $383,775.00; (ii) payment for outplacement services used by Ms. Vakiener within two months after the effective date of the Vakiener Severance Agreement that shall not exceed a total cost of $1,000 and (iii) payment on Ms. Vakiener’s behalf, subject to Ms. Vakiener’s eligibility for continued coverage under COBRA, of the portion of the premiums for group health, dental and/or vision insurance coverage under COBRA to the same extent that the Company would contribute to such premiums if Ms. Vakiener was actively employed by the Company until the earlier of July 30, 2022 or the date on which Ms. Vakiener becomes eligible to receive coverage under the group health, dental and/or vision insurance plan of another employer. The Vakiener Severance Agreement contains mutual releases, subject to customary exceptions, and covenants not to disparage, and to cooperate with, the Company.

Each of our current named executive officers is employed at-will.

Each named executive officer has entered into a non-competition and non-solicitation agreement, which will prohibit him or her from competing with us and soliciting or hiring our employees for a period of one year following the end of his or her employment with us.

Each current named executive officer is also eligible for severance benefits in specified circumstances, as set forth in our Executive Severance and Change in Control Plan, as amended. Under the terms of this plan, upon execution and effectiveness of a severance agreement and release of claims, each named executive officer will be entitled to severance payments if we:

•	terminate his or her employment without cause, prior to or more than 12 months following a change in control; or

•	terminate his or her employment without cause or he terminates employment with us for good reason within 12 months following a change in control.

Additionally, Mr. Bogle is entitled to severance payments if he terminates his employment with us for good reason prior to or more than 12 months following a change in control.

The following definitions have been adopted in our Executive Severance and Change in Control Plan under which our named executive officers participate:

•

“cause” means (I) with respect to a termination prior to or more than 12 months following a change in control, any of: (a) the executive’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony; or (b) a good faith finding by us that the executive has (i) engaged in dishonesty, willful misconduct or gross negligence, (ii) breached or threatened to breach the terms of any restrictive covenants or confidentiality agreement or any similar agreement with us, (iii) violated company policies or procedures, or (iv) failed to perform his assigned duties to our satisfaction, following notice of such failure by us and a period of 15 days to cure and (II) with respect to a termination upon or during the 12-month period following a change in control, (i) the executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (ii) the willful and continued failure by the executive (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) to perform substantially the duties and responsibilities of the executive position after a written demand for substantial performance (providing a period of 15 days to cure) is delivered to the executive by the Company; (iii) the material breach by the executive of the terms of any restrictive covenants or confidentiality agreement with the Company; or (iv) the willful engaging by the executive in fraud or dishonesty which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise. No act, or failure to act, on the executive’s part shall be deemed “willful” unless committed or omitted by the executive in bad faith and without reasonable belief that the executive’s act or failure to act was in, or not opposed to, the best interest of the Company.

•

“good reason” means the occurrence, without the executive’s prior written consent, of any of the following events: (i) a material reduction in the executive’s authority, duties, or responsibilities; (ii) the relocation of the principal place at which the executive provides services to us by at least 30 miles and to a location such that his daily commuting distance is increased; or (iii) a material reduction of the executive’s base salary. No resignation will be treated as a resignation for good reason unless (x) the executive has given written notice to us of his intention to terminate his or her employment for good reason, describing the grounds for such action, no later than 90 days after the first occurrence of such circumstances, (y) the executive has provided us with at least 30 days in which to cure the circumstances, and (z) if we are not successful in curing the circumstances, the executive ends his employment within 30 days following the cure period in (y).

•	“change in control” means any of the following:

(i)

the acquisition by an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, referred to as a “Person” of beneficial ownership of any of our capital stock if, after such acquisition, such Person beneficially owns more than 50% of either (x) our then-outstanding shares of common stock or (y) the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors; provided, however, that any acquisition directly from us will not be a change in control, nor will any acquisition by any individual, entity, or group pursuant to specified business combinations;

(ii)

the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving us or a sale or other disposition of all or substantially all of our assets subject to specified exceptions; or

(iii)	the liquidation or dissolution of our company;

provided that, where required to avoid additional taxation under Section 409A, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined under applicable regulations.

The following table summarizes the schedule of severance payments our current named executive officers would receive in the event of a qualifying termination.

Scenario and Executive Level	Salary Continuation	Bonus	Continuation of Employer Portion of Medical, Dental and Vision Benefit Premiums	Acceleration of Unvested Equity
Prior to a Change in Control
Grant Bogle	12 months	None	12 months	None
Shefali Agarwal	9 months	None	9 months	None
Jeffery Kutok	9 months	None	9 months	None
Following a Change in Control
Grant Bogle	18 months	150% of target	18 months	100%
Shefali Agarwal	12 months	100% of target	12 months	100%
Jeffery Kutok	12 months	100% of target	12 months	100%

Securities Authorized for Issuance Under Equity Compensation Plans

	Equity Compensation Plan Information As of December 31, 2021
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	14,860,793(1)		$11.74(2)		1,786,182(3)(4)
Equity compensation plans not approved by security holders	355,321	(5)	5.10	(6)	—

Total	15,216,114		$11.61		1,786,182

(1)

Consists of 6,150 outstanding options to purchase common stock under our 2008 Stock Incentive Plan, or the 2008 Plan; 12,731,418 outstanding options to purchase common stock under the 2013 Plan; and 2,123,225 restricted stock units under the 2013 Plan.

(2)

As of December 31, 2021, the weighted-average exercise price of outstanding options under the 2008 Plan was $3.54 per share, and the weighted-average exercise price of outstanding options under the 2013 Plan was $11.74 per share.

(3)

As of December 31, 2021, 1,786,182 shares were available for future issuance under our 2013 Plan, which became effective on June 5, 2013. The number of shares of our common stock reserved for issuance under the 2013 Plan will be increased (i) from time to time by the number of shares of our common stock forfeited upon the expiration, cancellation, forfeiture, cash settlement or other termination of awards under the 2008 Plan, and (ii) annually on the first day of each year, by up to the lesser of (x) 2,500,000 shares of our common stock, (y) 5.0% of the number of shares of our common stock outstanding on the first day of the applicable year and (z) an amount determined by our board of directors. On January 1, 2022, 2,500,000 shares of our common stock were added to the 2013 Plan pursuant to this provision, which shares are not reflected in the number of shares available for issuance under the 2013 Plan.

(4)

As of December 31, 2021, 157,861 shares were available for future issuance under our 2013 Employee Stock Purchase Plan, or 2013 ESPP, which became effective on June 5, 2013. The number of shares of our common stock reserved for issuance under the 2013 ESPP will be increased annually on the first day of each year, by up to the lesser of (x) 233,333 shares of our common stock, (y) 1% of the number of shares of our common stock outstanding on the first day of the applicable year and (z) an amount determined by our board of directors. On January 1, 2022, the number of shares of our common stock reserved for issuance under the 2013 ESPP was increased by 233,333 the pursuant to this provision, which shares are not reflected in the number of shares available for issuance under the 2013 ESPP.

(5)

During the year ended December 31, 2021, we granted options to purchase an aggregate of 248,366 shares of our common stock and 106,955 restricted stock units to four new employees as equity inducement awards outside of our 2013 Stock Incentive Plan and material to the employees’ acceptance of employment with the Company. These equity awards were approved in accordance with Nasdaq Listing Rule 5635(c)(4), and these equity awards remained outstanding as of December 31, 2021.

(6)	The options have a weighted average exercise price of $5.10 per share, and the RSUs have a weighted average grant date fair value of $5.05 per unit.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract and retain qualified executive talent to support our mission, vision, and business objectives. These programs embody a pay-for-performance philosophy and reward our named executive officers, or NEOs, for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our NEOs to exert their best efforts for our success. At the same time, we believe our program does not encourage excessive risk-taking by management.

The “Executive Compensation” section of this proxy statement beginning on page 26, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by our compensation committee and our board of directors with respect to the year ended December 31, 2021.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

Our authorized capital stock presently consists of 225,000,000 shares of common stock, $0.0001 par value per share (“common stock”), and 5,000,000 shares of preferred stock, $0.0001 par value per share. On March 16, 2022, our board of directors adopted, subject to stockholder approval, a proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 225,000,000 to 450,000,000. The number of authorized shares of preferred stock would not be affected by the proposed amendment.

As of March 1, 2022, a total of 164,790,509 shares of common stock were issued and outstanding and no shares were held in treasury. In addition, as of March 1, 2022, there were 2,022,244 restricted stock units outstanding and options outstanding to purchase an aggregate of 13,262,366 shares of common stock under our equity incentive plans (and including inducement grants of restricted stock units and stock options approved in accordance with Nasdaq Listing Rule 5635(c)(4)) and an aggregate of 3,799,642 and 82,721 shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan, respectively. Additionally, an aggregate of (i) 3,378,000 shares of common stock are reserved for issuance upon conversion of our outstanding Series A Convertible Preferred Stock, (ii) 2,500,000 shares of common stock are reserved for issuance upon exercise of the warrant to purchase shares of our common stock held by RPI Finance Trust (see “Transactions with Related Persons”); and (iii) 5,653,000 shares of common stock are reserved for issuance upon exercise of the warrant to purchase shares of our common stock held by Hutchison China MediTech Investment Limited. Accordingly, as of March 1, 2022 out of the 225,000,000 shares of common stock presently authorized, 191,250,798 shares are issued or reserved for future issuance and 33,749,202 authorized shares of common stock remain available for future issuance.

If stockholders approve the proposed amendment, the first sentence of Article Fourth of our Restated Certificate of Incorporation will be deleted in its entirety and replaced by the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 455,000,000 shares, consisting of (i) 450,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

The proposed amendment, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in the form of Appendix A hereto, or at the later time set forth in such amendment. The board of directors reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the proposed amendment if the board determines that the proposed amendment is no longer in our best interests and the best interests of our stockholders.

If our stockholders approve the proposed amendment, subject to the discretion of the board of directors, we intend to file such amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.

Reasons for the Proposed Increase

Over the past several years, we have used shares of our common stock to, among other things, engage in financings, incentivize and compensate employees and other service providers and for other general corporate purposes. We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of common stock or convertible securities;

•	partnerships, collaborations and other similar transactions;

•	our equity incentive plans;

•	strategic investments; and

•	other corporate purposes that have not yet been identified.

We do not currently have any specific plans, proposals or arrangements, written or oral, to issue any of the proposed additional authorized shares of common stock for general corporate or any other purposes. However, we believe that the availability of additional authorized shares of our common stock will afford us needed flexibility in acting upon financing transactions to strengthen our financial position and/or engaging in strategic activities without using cash. Unless required by applicable law or stock exchange rules, no further vote of the holders of common stock will be required with respect to any such transaction.

Potential Effects of the Proposed Increase

The additional shares of common stock for which authorization is sought would be identical in powers, privileges and rights to the shares of common stock that are now authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities that we may issue.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY VOTING “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF THE EPIZYME, INC. 2022 EQUITY INCENTIVE PLAN

Why We Are Requesting Stockholder Approval of the 2022 Equity Incentive Plan

We are asking stockholders to approve the Epizyme, Inc. 2022 Equity Incentive Plan, which we refer to as the 2022 Plan. Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. On March 11, 2022, upon the recommendation of the compensation committee, and subject to stockholder approval, the board of directors adopted the 2022 Plan. The 2022 Plan is intended to replace our 2013 Stock Incentive Plan, which we refer to as the Prior Plan, which will expire by its terms on May 8, 2023. Upon the expiration of the Prior Plan, all then outstanding awards under the Prior Plan will remain in effect, but no additional awards may be made under the Prior Plan. If the stockholders approve the 2022 Plan at the Annual Meeting, then we will not grant any new awards under the Prior Plan after the Annual Meeting, however, awards outstanding under the Prior Plan will remain in effect.

If stockholders approve the 2022 Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2022 Plan for up to a number of shares of common stock equal to the sum of: (i) 12,875,000 shares of common stock; and (ii) such additional number of shares of common stock (up to 18,728,931) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan immediately prior to the date that the 2022 Plan is approved by the Company’s stockholders and (y) the number of shares of common stock subject to awards granted under the Prior Plan and under the Company’s 2008 Stock Incentive Plan (the “2008 Plan”) that are outstanding as of such date which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right.

As of March 1, 2022, we had the following outstanding equity awards: (i) an aggregate of 13,262,366 options to purchase shares of common stock, with the weighted average exercise price of all such options being $11.03 and the weighted average remaining term of such options being 7.68 years, and which options were granted either under the Prior Plan, our 2008 Plan or as inducement awards of stock options approved in accordance with Nasdaq Listing Rule 5635(c)(4); and (ii) an aggregate of 2,022,244 shares of common stock subject to restricted stock units, which restricted stock units were granted under the Prior Plan (which number is based upon target achievement for performance-based restricted stock units) or as inducement awards of restricted stock units approved in accordance with Nasdaq Listing Rule 5635(c)(4). As of March 1, 2022, there were no outstanding shares of restricted stock, no stock appreciation rights, nor any other stock-based awards. 3,799,642 shares of common stock remained available for the grant of awards under the Prior Plan as of March 1, 2022.

We expect that the proposed share pool under the 2022 Plan will allow us to continue to grant equity awards at our historical rates for approximately 5 years, however we have based this estimate on factors that are subject to change in the future, including the price of our common stock, hiring activity during the next few years and forfeitures of outstanding awards. Changes in future circumstances may require us to change our current equity grant practices and, as a result, the share reserve under the 2022 Plan could last for a shorter or longer time than we currently estimate.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2022 Plan is not approved, we will not be able to make long-term equity incentive awards under a stockholder-approved equity incentive plan after the expiration of the Prior Plan on May 8, 2023. Therefore, we consider approval of the 2022 Plan vital to our future success.

For purposes of this proposal and except where the context otherwise requires, the term “Company” and similar terms shall include any of the Company’s present or future parent or subsidiary corporations as defined in

Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder, or the Code, and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the board of directors.

Accordingly, our board of directors believes adoption of the 2022 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2022 Plan.

Highlights of the 2022 Plan

No liberal share recycling. The 2022 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

Fungible Share Pool. Awards that have a purchase price that is less than the fair market value of our common stock on the date of grant, which we refer to as full-value awards, count against the shares available for grant under the 2022 Plan as 1.5 shares for each share of common stock subject to the award.

Minimum Vesting Applicable to Awards. No award granted under the 2022 Plan may vest earlier than the first anniversary of its date of grant, unless such award was granted in lieu of salary, bonus or other compensation otherwise earned by the participant; provided that awards may be granted without regard to this minimum vesting provision with respect to up to 5% of the total number of shares available for grant under the 2022 Plan.

No Repricing of Awards. The 2022 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

No Reload Options or SARs. No options or SARs granted under the 2022 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2022 Plan may provide for the payment or accrual of dividend equivalents.

Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

Limit on Non-Employee Director Compensation. The maximum aggregate amount of cash earned or paid and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Exceptions to these limitations may only be made by our board of directors in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment of the 2022 Plan that would (i) materially increase the number of shares authorized (other than as provided under the 2022 Plan with respect to certain corporate events or substitute awards), (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

Administered by an Independent Committee. The 2022 Plan is administered by the compensation committee, which is made up entirely of independent directors.

Information Regarding Overhang and Dilution

In developing our share request for the 2022 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of shares of common stock outstanding. As of March 1, 2022, there were 15,284,610 shares underlying all equity awards outstanding, 3,799,642 shares available for future awards under the Prior Plan, and 164,790,509 shares of common stock outstanding. Accordingly, our overhang at March 1, 2022 was 12%. If the 12,875,000 shares proposed to be authorized for grant under the 2022 Plan are included in the calculation, our overhang on March 1, 2022 would have been 19%. Historically, however, the Company has granted approximately 12% of our equity awards in the form of restricted stock units and approximately 88% of our equity awards in the form of stock options. Applying the fungible share ratio applicable to full-value awards under the 2022 Plan pursuant to which each share of common stock underlying a restricted stock unit award reduces the shares available under the 2022 Plan by 1.5 shares and assuming our historical grant practices continue, if the 12,875,000 shares proposed to be authorized for grant under the 2022 Plan are included in the calculation, our overhang on March 1, 2022 would have been approximately 19%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2021, 2020 and 2019 calendar years as well as an average over those years.

Calendar Year	Awards Granted (000s)	Basic Weighted Average Number of Shares of Common Stock Outstanding (000s)	Gross Burn Rate (1)
2021	8,767,953	102,645,801	9%
2020	4,208,391	100,960,368	4%
2019	4,949,889	89,891,199	6%
Three-Year Average	5,975,411	97,832,456	6%

(1)	“Gross burn rate” which we define as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Description of the 2022 Plan

The following is a brief summary of the 2022 Plan, a copy of which is attached as Appendix B to this proxy statement. References to our board of directors in this summary shall include the compensation committee or any similar committee or sub-committee or the officers of Company to the extent that the board of directors’ powers or authority under the 2022 Plan have been delegated to such committee or officers, in accordance with the 2022 Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2022 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the 2022 Plan (any or all of which awards may be in the form of incentive stock options) for up to a number of shares of common stock equal to the sum of: (i) 12,875,000 shares of our common stock; and (ii) such additional number of shares of common stock (up to 18,728,931) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan immediately prior to the date that the 2022 Plan is approved by the Company’s stockholders and (y) the number of shares of common stock subject to awards granted under the Prior Plan and under the 2008 Plan that are outstanding as of such date which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Code). Shares of common stock issued under the 2022 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

The 2022 Plan uses a “fungible share” concept under which each share of the Company’s common stock subject to awards granted as options and SARs cause one share of the Company’s common stock per share under the award to be removed from the available share pool, while each share of the Company’s common stock subject to full-value awards will cause 1.5 shares of the Company’s common stock per share under the award to be removed from the available share pool. Shares of the Company’s common stock covered by awards granted under the 2022 Plan that are returned to the 2022 Plan as described in the following paragraph and become available for issuance pursuant to a new award will be credited back to the pool at the same rates described above.

The 2022 Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Moreover, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by our board of directors in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

For purposes of counting the number of shares available for the grant of awards under the 2022 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2022 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2022 Plan.

Shares covered by awards under the 2022 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR or an RSU that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2022 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the 2022 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2022 Plan. Shares repurchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards under the 2022 Plan.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the 2022 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2022 Plan. No such substitute awards shall count against the overall share limit of the 2022 Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. A participant who is awarded an option receives the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “non-statutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2022 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

The 2022 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by our board of directors, and subject to certain conditions, by delivery to us (either by actual delivery or attestation) of shares of common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-statutory stock option award agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by our board of directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2022 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2022 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. A participant who is awarded a SAR receives, upon exercise, a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2022 Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2022 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2022 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2022 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2022 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2022 Plan) and grant in substitution therefor new awards under the 2022 Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with us or an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the 2022 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded.

Restricted Stock Awards. A participant who is granted a restricted stock award is entitled to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards. A participant who is granted a restricted stock unit award, or RSUs, is entitled to receive shares of our common stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time such award vests or on a deferred basis pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.

Other Stock-Based Awards. Under the 2022 Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2022 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine. The award agreement of an other stock-based award may provide the participant who receives that award of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.

Cash Awards. Under the 2022 Plan, the board of directors has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Awards under the 2022 Plan may be made subject to the achievement of performance goals. Our board of directors may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the board of directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the board of directors): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the board of directors from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by the board of directors. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The board of directors may specify that such performance measures will be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the write-down of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as the board of directors may determine. Such performance measures: (A) may vary by participant and may be different for different awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (C) may cover such period as may be specified by the board of directors. The board of directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our board of directors may adjust the cash or number of shares payable pursuant to a performance award, and the board of directors may, at any time, waive the achievement of the applicable performance measures. Notwithstanding its designation as a performance award, no option or SAR will provide for the payment or accrual of dividend equivalents, any dividends declared and paid by the Company with respect to shares of restricted stock will be subject to the same dividend rules for restricted stock awards not designated as a performance award and any right to receive dividend equivalents on an award of RSUs and other stock-based awards will be subject to the same dividend equivalent rules for such awards that are not designated as a performance award.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2022 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of common stock to be distributed with respect to an award granted under the 2022 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2022 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Plan Benefits

As of March 1, 2022, approximately 260 persons were eligible to receive awards under the 2022 Plan, including the Company’s three named executive officers that are current employees, approximately 248 employees (excluding named executive officers and other executive officers), nine non-employee directors (excluding our chief executive officer, who is an officer), 0 consultants and 0 advisors (excluding consultants).

On March 1, 2022 the last reported sale price of the Company’s common stock on the Nasdaq Global Select Market was $1.59.

New Plan Benefits Table

The granting of awards under the 2022 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below.

Name and Position	Dollar Value (a)		Number of Shares of Common Stock Underlying Option Awards (a)		Number of Shares of Common Stock Underlying Restricted Stock Unit Awards (a)
All current executive officers as a group	—		—		—
All current directors who are not executive officers as a group	$2,475,000	(b)	(c	)	(d	)
All employees, including all current officers who are not executive officers, as a group	—		—		—

(a)	Other than for the non-employee directors, amount is indeterminable.
(b)

Under the terms of our non-employee director compensation program, on the date of the Annual Meeting we are obligated to grant each of our non-employee directors who has served on our board of directors for at least six months (i) an option to purchase the number of shares of Company’s common stock that have a Black-Scholes value as of the date of grant equal to $206,250 and (ii) share-settled restricted stock units for a number of shares of the Company’s common stock determined by dividing $68,750 by the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant (provided, however, that our non-employee director compensation program currently provides that in no year shall the number of shares of the Company’s common stock issuable upon exercise of the annual meeting option grant and vesting of the annual meeting RSU grant exceed a total of 50,000 shares of the Company’s common stock). The amount in the Dollar Value column above excludes (1) options and RSUs that the non-employee directors will be entitled to receive under the non-employee director compensation program for subsequent years following 2022 and (2) any discretionary awards that any non-employee director may be awarded under the 2022 Plan.

(c)

The options to be granted on the date of our Annual Meeting will have a Black-Scholes value as of the date of grant equal to $206,250, subject to any applicable share cap. The number of shares underlying the options is not determinable at this time.

(d)

The restricted stock units to be granted on the date of our Annual Meeting will have a value as of the date of grant equal to $68,750, subject to any applicable share cap. The number of shares underlying the restricted stock units is not determinable at this time.

If our stockholders do not approve the adoption of the 2022 Plan, the Company will grant the options and restricted stock units to the non-employee directors under the Prior Plan.

Administration

The 2022 Plan will be administered by our board of directors. Our board of directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2022 Plan that it deems advisable and to construe and interpret the provisions of the 2022 Plan and any award agreements entered into under the 2022 Plan. Our board of directors may correct any defect, supply any omission or reconcile any inconsistency in the 2022 Plan or any award. All actions and decisions by our board of directors with respect to the 2022 Plan and any awards made under the 2022 Plan will be made in our board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2022 Plan or in any award.

Pursuant to the terms of the 2022 Plan, our board of directors may delegate any or all of its powers under the 2022 Plan to one or more committees or subcommittees of our board of directors. The board of directors has authorized the compensation committee to administer certain aspects of the 2022 Plan. Awards granted to non-employee directors must be granted and administered by a committee of the board of directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

Subject to any requirements of applicable law, the board of directors may delegate to one or more officers of the Company the power to grant awards (subject to any limitations under the 2022 Plan) to employees or officers of the Company and to exercise such other powers under the 2022 Plan as the board of directors may determine, provided that the board of directors shall fix the terms of awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted; and provided further, that no officer shall be authorized to grant awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to applicable limitations contained in the 2022 Plan, the board of directors, the compensation committee, or any other committee or subcommittee or officer to whom the board of directors has delegated authority pursuant to the 2022 Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the 2022 Plan, each award under the 2022 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board of directors will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.

The board of directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be. Subject to the preceding sentence, no award under the 2022 Plan shall vest earlier than the first anniversary of its date of grant, unless such award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant; provided, that, such limitation will not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2022 Plan.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the 2022 Plan, (ii) the share counting rules set forth in the 2022 Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award. In the event the Company effects a split of the common stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of common stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2022 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the 2022 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the 2022 Plan with respect to repricing outstanding stock options or SARs, with respect to actions requiring stockholder approval and with respect to the minimum vesting requirement, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2022 Plan or the change is otherwise permitted under the terms of the 2022 Plan in connection with certain corporate events.

Reorganization Events

The 2022 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2022 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the 2022 Plan, if a reorganization event occurs, our board of directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our board of directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, provided, that if the Acquisition Price per share (as determined by our board of directors) does not exceed the exercise price of the award, then the award will be canceled without any payment of consideration, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing.

Our board of directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the 2022

Plan. Our board of directors, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability these participants to exercise their awards for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our board of directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The board of directors may establish one or more sub-plans under the 2022 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The board of directors will establish such sub-plans by adopting supplements to the 2022 Plan containing any limitations on the board of directors’ discretion under the 2022 Plan and any additional terms and conditions not otherwise inconsistent with the 2022 Plan as the board of directors deems necessary or desirable. All supplements adopted by the board of directors will be deemed to be part of the 2022 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of common stock under an award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an award or approved by the board of directors, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the board of directors, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as the Company shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Amendment or Termination

If we receive stockholder approval of the 2022 Plan, no award may be granted under the 2022 Plan after May 12, 2032, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the 2022 Plan or any portion of the 2022 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2022 Plan materially increasing the number of shares authorized under the plan (other than as provided under the 2022 Plan with respect to certain corporate events or substitute awards), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2022 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2022 Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2022 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2022 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the adoption of the 2022 Plan, the 2022 Plan will not go into effect, and the Company will not grant any awards under the 2022 Plan. In this event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2022 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the shares or common stock are delivered with respect to the restricted stock units (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2022 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE EPIZYME, INC. 2022 EQUITY INCENTIVE PLAN BY VOTING “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6

APPROVAL OF AN AMENDMENT TO THE EPIZYME, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN TO ELIMINATE THE ANNUAL EVERGREEN AND AUTHORIZE 2,500,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER SUCH PLAN

On March 11, 2022, the board of directors adopted, subject to stockholder approval an amendment to the 2013 Employee Stock Purchase Plan, or the 2013 ESPP, as amended, the Amended 2013 ESPP. The purpose of the Amended 2013 ESPP is to provide eligible employees of the Company and certain of its subsidiaries with opportunities to purchase shares of common stock. The board of directors believes that the future success of the Company depends, in large part, upon the Company’s ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, we are seeking stockholder approval of an increase in the number of shares of common stock available for issuance under the Amended 2013 ESPP because the board of directors believes that the ability to participate in the Amended 2013 ESPP is an attractive feature for the Company’s employees and potential employees. The 2013 ESPP was originally approved by the board of directors on April 18, 2013 and by our stockholders on May 8, 2013.

Summary of Proposed Changes

The 2013 ESPP is being amended to:

•

Increase the number of shares of common stock available for issuance thereunder by 2,417,279 shares, so that following the amendment, there will be 2,500,000 shares of common stock available for future issuance under the Amended 2013 ESPP.

•

Eliminate the evergreen provision that resulted in automatic annual increases in the number of shares of common stock available for issuance under the 2013 ESPP, which evergreen provision would have expired by its terms in 2023 without regard to the proposed amendment.

If the Company’s stockholders do not approve the proposed amendment of the 2013 ESPP, the changes described above will not take effect and the 2013 ESPP will remain in effect in its previous form, including the evergreen provision. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of the Company’s compensation practices.

Description of the Amended 2013 ESPP

The following summary is qualified in its entirety by reference to the 2013 ESPP, as proposed to be amended, a copy of which is attached as Appendix C to this proxy statement.

General. The Amended 2013 ESPP is intended to enable our and our designated subsidiary’s eligible employees to use payroll deductions to purchase shares of our common stock and thereby acquire an interest in the future of our Company. The Amended 2013 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, or Section 423.

Eligibility. Each of our employees (including employees of designated subsidiaries) will be eligible to participate in an offering under the Amended 2013 ESPP if such employee has been employed by us (or a designated subsidiary) on the first day of the applicable plan period (as described below), customarily works 20 hours or more per week, customarily works for more than five months in any calendar year and satisfies the other requirements set forth in the Amended 2013 ESPP. However, an employee may not be granted an option to purchase shares of our common stock under the Amended 2013 ESPP if, immediately after the option is granted, the employee would own stock possessing 5% or more of the total combined voting power or value of our or our subsidiary’s stock. As of March 1, 2022, approximately 251 persons were eligible to participant in the plan, including the Company’s three named executive officers that are current employees and approximately 248 employees (excluding named executive officers and other executive officers). Non-employee directors, consultants and advisors are not eligible to participate in the Amended 2013 ESPP.

Plan Periods. Unless otherwise determined by the board of directors or the compensation committee, the Amended 2013 ESPP provides for six-month plan periods commencing on March 1 and September 1 and ending on the subsequent August 31 and the last day of February, respectively, of each year.

Option Grant. Subject to the limitations in the Amended 2013 ESPP, participants in the Amended 2013 ESPP will be granted an option on the first day of a plan period to purchase shares of our common stock on the last business day of the plan period (referred to as, the exercise date) at the applicable purchase price, up to that number of shares of common shares determined by multiplying $2,083 by the number of full months in the plan period and dividing the result by the closing price on the first day of such plan period. No employee will be granted an option to purchase shares of our common stock under the Amended 2013 ESPP if, immediately after the option is granted, the employee would hold rights to purchase shares of our common stock under all our employee stock purchase plans, including the Amended 2013 ESPP, that accrue at a rate that exceeds $25,000 in fair market value of our common stock (based on the date the option is granted) for each calendar year in which the option is outstanding at any time.

Participation. An employee eligible on the first day of a plan period may participate in such offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the commencement of the applicable plan period. Payroll deductions may be in any whole percentage between 1% and 10% of compensation. The form will authorize a regular payroll deduction from the compensation received by the employee during the plan period. Unless a participant files a new form or withdraws from the Amended 2013 ESPP, the participant’s deductions and purchases will continue at the same rate for future offerings under the Amended 2013 ESPP as long as the Amended 2013 ESPP remains in effect. A participant may decrease or discontinue the participant’s payroll deduction once during a plan period, but may not increase the level of payroll deductions during the plan period. In general, any balance remaining in a participant’s payroll deduction account at the end of a plan period will be automatically refunded to the participant.

Prior to the close of business on the fifteenth business prior to the end of a plan period, a participant may permanently draw out the balance accumulated in the participant’s account and withdraw from participation in an offering. Partial withdrawals are not permitted. The participant may not begin participation again during the remainder of the plan period during which the participant withdrew the participant’s balance. The participant may participate in any subsequent plan period in accordance with terms and conditions established by our board of directors and our compensation committee. If a participant elects to discontinue the participant’s payroll deductions during plan period, but does not elect to withdraw the participant’s funds, funds deducted prior to the participant’s election to discontinue will be applied to the purchase of common stock on the exercise date.

Option Price. Our board of directors or our compensation committee will determine the option price for each plan period. However, the option price will be at least 85% of the applicable closing price. In the absence of a determination by our board of directors or our compensation committee, the option price will be 85% of the lesser of the closing price of the common stock on (i) the first business day of the plan period or (ii) the exercise date.

Exercise of Option. Each employee who continues to be a participant in the Amended 2013 ESPP on the exercise date will be deemed to have exercised the participant’s option at the option price on such date and will be purchased from the Company the number of whole shares of common stock reserved for the purpose of the Amended 2013 ESPP that the participant’s accumulated payroll deductions on such date will pay for, subject to limitations in the Amended 2013 ESPP.

Interest. Interest will not be paid on any employee accounts under the Amended 2013 ESPP.

Termination of Employment. If a participant’s employment ends before the last business day of a plan period, no payroll deduction shall be taken from any pay then due and owing to the participant and the balance in the participant’s account shall be paid to the participant.

Non-transferable. A participant may not transfer an option granted under the Amended 2013 ESPP other than by will or the laws of descent and distribution.

Administration. The Amended 2013 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The board of directors has appointed our compensation committee to administer the Amended 2013 ESPP. The compensation committee has the authority to make rules and regulations for the administration of the Amended 2013 ESPP and its interpretation and decisions with regard thereto shall be final and conclusive.

Authorized Shares. Subject to adjustment, as described below, the maximum aggregate number of shares of our common stock available for purchase pursuant to the exercise of options granted under the Amended 2013 ESPP will be 2,500,000 shares. If the total number of shares of common stock specified in elections to be purchased under any offering plus the number of shares purchased under previous offerings under the Amended 2013 ESPP exceeds the maximum number of shares issuable under the Amended 2013 ESPP, our board of directors or our compensation committee will allot the shares then available on a pro-rata basis.

Change in Capitalization. In the event of a change in our outstanding shares of common stock due to a stock dividend, stock split, reverse stock split, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event or any dividend or distribution to holders of common stock other than an ordinary cash dividend, (i) the number and class of securities available under the Amended 2013 ESPP, (ii) the share limitations set forth in the Amended 2013 ESPP, and (iii) the option price will be equitably adjusted to the extent determined by our board of directors or our compensation committee.

Reorganization Events. The Amended 2013 ESPP contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended 2013 ESPP as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

In connection with a reorganization event, our board of directors or our compensation committee may take any one or more of the following actions as to outstanding options: (i) provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to participants, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified our board of directors or our compensation committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event, (iii) upon written notice to participants, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participants on such date, (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event (the “acquisition price”), change the last day of the plan period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each participant equal to (A) (1) the acquisition price times (2) the number of shares of common stock that the participant’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the option price, where the acquisition price is treated as the fair market value of the common stock on the last day of the applicable plan period for purposes of determining the option price, and where the number of shares that could be purchased is subject to the limitations set forth in the Amended 2013 ESPP, minus (B) the result of multiplying such number of shares by such option price, (v) provide that, in connection with a liquidation or dissolution of the Company, options shall convert into the right to receive liquidation proceeds (net of the option price thereof) and (vi) any combination of the foregoing.

Participants not Stockholders. Neither the granting of an option to a participant nor the deductions from the participant’s pay shall make such participant a stockholder of the shares of common stock covered by an option under the Amended 2013 ESPP until the participant has purchased and received such shares.

Withholding. If applicable tax laws impose a tax withholding obligation, each affected participant will, no later than the date of the event creating the tax liability, make provision satisfactory to our board of directors for payment of any taxes required by law to be withheld in connection with any transaction related to options granted to or shares acquired by such participant pursuant to the Amended 2013 ESPP. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to a participant.

Amendment; Termination. The board of directors has the right to amend or suspend the Amended 2013 ESPP at any time, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Amended 2013 ESPP to fail to comply with Section 423. The Amended 2013 ESPP may be terminated at any time by our board of directors. Upon termination of the Amended 2013 ESPP, all amounts in the accounts of participants will be promptly refunded.

New Plan Benefits. Participation in the 2013 ESPP is discretionary. The benefits received by any individual under the plan are dependent upon the individual’s decision to participate in the 2013 ESPP, the amount that the individual decides to contribute to the 2013 ESPP and the fair market value of the Company’s common stock on the exercise date. As a result, it is not possible to determine the benefits that will be received under the 2013 ESPP by the Company’s named executive officers, other executive officers and other employees. Non-employee directors, consultants and advisors are not eligible to participate in the 2013 ESPP.

The table below sets forth information with regard to the actual participation in the 2013 ESPP (without taking into consideration the amendment) by the individuals and groups listed below during the Company’s fiscal year ended December 31, 2021:

Name and Position	Dollar Value ($)(1)	Number of Shares Purchased
Grant Bogle, President and Chief Executive Officer	—	—
Shefali Agarwal, Executive Vice President and Chief Medical and Development Officer	13,569	2,254
Jeffery Kutok, Chief Scientific Officer	—	—
Robert Bazemore, Former President and Chief Executive Officer	7,963	977
Paolo Tombesi, Former Chief Financial Officer	7,963	977
Matthew Ros, Former Executive Vice President, Chief Strategy and Business Officer	—	—
Victoria Vakiener, Former Chief Commercial Officer	—	—
All named executive officers as a group (7 persons)	29,495	4,208
All directors, not including executive officers, as a group (0 persons) (2)
All eligible employees, including all officers who are not executive officers, as a group (217 persons)	1,850,892	299,036

(1)	Based on the number of shares purchased multiplied by the closing price of the Company’s common stock on the Nasdaq Global Select Market on the applicable exercise date.
(2)	Non-employee directors are not eligible to participate in the 2013 ESPP.
(3)	Includes eligible participants that actually participated in the plan during the fiscal year ended December 31, 2021.

On March 1, 2022 the last reported sale price of the Company’s common stock on the Nasdaq Global Select Market was $1.59.

Since adoption of the 2013 ESPP through March 1, 2022, the Company has issued the following number of shares of common stock to the following individuals and groups under the 2013 ESPP: Grant Bogle, 0 shares; Shefali Agarwal, 7,095 shares; Jeffery L. Kutok, 0 shares; Robert B. Bazemore, Jr., 10,000 shares; Matthew E. Ros, 4,645 shares; Paolo Tombesi, 2,516 shares; Victoria Vakiener, 0 shares; all named executive officers as a group, 24,256 shares; all directors, not including executive officers, as a group, 0 shares; all nominees for election as directors, 0 shares; all associates of any such directors, executive officers or nominees for directors, 0 shares; each other person who received or is to receive 5 percent of such options, 0 shares; and all eligible employees, including all officers who are not executive officers, as a group, 711,790 shares.

United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Amended 2013 ESPP and with respect to the sale of common stock acquired under the plan. This summary assumes an option price that is equal to 85% of the fair market value of the stock on the first day of the plan period or the exercise date, whichever is less. This summary also assumes that the Amended 2013 ESPP complies with Section 423. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant in the Amended 2013 ESPP will not have income upon enrolling in the plan or upon purchasing stock at the end of a plan period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Amended 2013 ESPP. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the plan period during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the plan period commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day the participant purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the participant purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition, subject to the limitations of Section 162(m) of the Code.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE AN AMENDMENT TO THE EPIZYME, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN BY VOTING “FOR” PROPOSAL NO. 6.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2021, we have engaged in the following transactions in which the amount involved in the transaction exceeds $120,000 and in which any of our directors or executive officers or their immediate family members or beneficial owners of more than 5% of our voting securities had or will have a direct or indirect material interest. We believe that all of these transactions were on terms no less favorable as could have been obtained from unrelated third parties.

Participation in January 2022 Underwritten Public Offering of Shares of our Common Stock

In January 2022, we closed an underwritten public offering of 56,666,667 shares of our common stock at a price to the public of $1.50 per share, before underwriting discounts.

•

Royalty Pharma Investments 2019 ICAV purchased 22,666,667 shares of our common stock in the January 2022 public offering, for approximately $34.0 million, through the underwriters a public offering price of $1.50 per share and is now a beneficial owner of more than 5% of our voting securities. Pablo Legorreta, a member of our board of directors, is the manager of RP Management, LLC, which is the manager of Royalty Pharma Investments 2019 ICAV, and Mr. Legorreta is also a director of Royalty Pharma Investments 2019 ICAV. RP Management, LLC is also the manager of RPI Finance Trust, which is also a beneficial owner of more than 5% of our voting securities.

•

The Vanguard Group, a beneficial owner of more than 5% of our voting securities, purchased 2,000,000 shares of our common stock in the January 2022 public offering, for approximately $3.0 million, through the underwriters at a public offering price of $1.50 per share.

Loan Agreement Transactions with Entities Affiliated with Pablo Legorreta

Loan Agreement with Pharmakon and affiliates

On November 3, 2020, we entered into an Amended and Restated Loan Agreement with BioPharma Credit PLC, or the Collateral Agent, and BioPharma Credit Investments V (Master) LP and BPCR Limited Partnership (as transferee of BioPharma Credit Investments V (Master) LP’s interest as a lender), or the Lenders, amending and restating the loan agreement dated November 4, 2019. The Amended and Restated Loan Agreement provides for, among other things, an additional secured term loan facility of $150.0 million, or the Tranche D Loan, that was closed and funded on November 18, 2020.

The interest rate for the Tranche D Loan will be determined by reference to a Eurodollar rate plus 7.75% above such Eurodollar rate. The Eurodollar rate will have a 2.00% floor. The Tranche D Loan will be due in eight equal quarterly principal payments commencing on the 51st month anniversary of the date on which the Lenders funded the Tranche D Loan. All unpaid principal and interest under the Tranche D Loan will be due and payable on the 72nd month anniversary of the date on which the Lenders fund the Tranche D Loan.

The Amended and Restated Loan Agreement also amended the payment period principal and interest for the first three tranches of term loans. Under the original terms, we were required to make interest only payments on the outstanding obligation through February 28, 2023, and thereafter eight quarterly payments of principal and interest. Under the amended and restated terms, we are required to make interest only payments on the $70.0 million outstanding obligation through November 2023, and thereafter four quarterly payments of principal and interest. All unpaid principal and interest on the $70.0 million borrowed under the original Loan Agreement is due and payable in November 2024, the 60th month anniversary of the date on which the Lenders funded the first tranche of term loans. The interest rates for the existing tranches of term loans remain unchanged and will continue to be determined by reference to a Eurodollar rate plus 7.75% above such Eurodollar rate. The Eurodollar rate will have a 2.00% floor.

Each of the four term loans may be prepaid before maturity in whole or in part, however there is a $50.0 million minimum prepayment for any prepayment of the term loans. If we prepay any tranche of term loans, in whole or in part, during the first 36 months from the date on which the Lenders funded such tranche of term loans, then we must pay a prepayment premium equal to the greater of (x) a make-whole amount equal to the interest that would have accrued on the principal amount to be prepaid and (y) a premium equal to 0.03 multiplied by the principal amount to be prepaid. If we prepay a tranche of term loan, in whole or in part, between the 36th month and 48th month from the date on which the Lenders funded such tranche of term loans, then we must pay a prepayment premium equal to 0.02 multiplied by the principal amount to be prepaid. If we prepay a tranche of term loans, in whole or in part, between the 48th month and 60th month from the date on which the Lenders funded such tranche of term loans, then we must pay a prepayment premium equal to 0.01 multiplied by the principal amount to be prepaid.

We have paid $29,209,375 in aggregate interest payments for all four tranches of term loans.

The obligations under the Amended and Restated Loan Agreement, including our payment obligations in respect of the Tranche D Loan, are secured by the first priority security interest in and a lien on substantially all of our assets, subject to certain exceptions, that we granted to the Lenders in connection with the first tranche of term loans under the Loan Agreement.

The Amended and Restated Loan Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to us and our subsidiaries. If an event of default occurs and is continuing, the Collateral Agent may, among other things, accelerate the loans and foreclose on the collateral.

Pablo Legorreta, a member of our board of directors, is a co-founder of Pharmakon Advisors, LP, an affiliate of the Collateral Agent and Lenders.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel, or if we do not have a general counsel, our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity whether or not the person is also a director of the entity, that is a participant in the transaction, where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 1, 2022 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 164,790,509 shares of our common stock outstanding as of March 1, 2022.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2022 or shares of restricted stock that vest within 60 days of March 1, 2022 are considered outstanding and beneficially owned by the person holding the options or restricted stock units, as applicable, for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Epizyme, Inc., 400 Technology Square, 4th Floor, Cambridge, Massachusetts 02139.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
5% Stockholders:
Entities affiliated with Royalty Pharma (1)	34,368,135		20.5%
PRIMECAP Management Company (2)	15,347,777		9.3%
Directors and Named Executive Officers:
David M. Mott (3)	395,729		*
Pablo Legorreta (4)	34,368,135		20.5%
Carl Goldfischer, M.D. (5)	3,487,429		2.1%
Carol Stuckley	—		—
Kenneth Bate (6)	94,145		*
Roy A. Beveridge, M.D.	—		—
Kevin Conroy (7)	91,163		*
Victoria Richon, Ph.D. (8)	43,511		*
Michael F. Giordano, M.D. (9)	56,646		*
Grant Bogle (10)	37,957	*
Shefali Agarwal (11)	430,627		*
Jeffery L. Kutok (12)	127,521		*
Robert B. Bazemore (13)	1,946,591		1.2%
Matthew E. Ros (14)	622,527		*
Paolo Tombesi (15)	19,635		*
Victoria Vakiener (16)	185,630	*
All current executive officers and directors as a group (12 persons) (17)	39,132,863		23.4%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

Consists of (i) 22,666,667 shares of common stock held of record by Royalty Pharma Investments 2019 ICAV (“RPI 2019 ICAV”), (ii) 9,166,667 shares of common stock and a warrant to purchase 2,500,000 shares of common stock held of record by RPI Finance Trust (“RPIFT”) and (iii) 34,801 shares of common stock issuable upon the exercise of options held by Pablo Legorreta, a member of our board of directors, exercisable within 60 days after March 1, 2022. RP Management, LLC (“RP Management”) acts as the manager of RPI 2019 ICAV, RPIFT and investment vehicles that invest in RPI 2019 ICAV and RPIFT. The principal business of each of RPIFT and RPI 2019 ICAV is to invest in pharmaceutical, biopharmaceutical, medical and/or healthcare assets, including royalties, and equity, debt and hybrid securities of companies in the pharmaceutical, biopharmaceutical, medical and/or healthcare industries, as an investment vehicle managed by RP Management. Mr. Legorreta is the chief executive officer, beneficial owner and sole manager of RP Management. RPIFT and RPI 2019 ICAV each have shared voting power and shared dispositive power with RP Management and Mr. Legorreta over all of shares of common stock held of record by RPIFT and RPI 2019 ICAV, respectively. The information reported is based on a Schedule 13D/A, as filed with the SEC on February 1, 2022. The principal business address of RP Management is 110 E. 59th Street, 33rd Floor, New York, NY 10022.

(2)

PRIMECAP Management Company has sole voting and dispositive power over all of its shares of common stock. The information reported is based on a Schedule 13G/A, as filed with the SEC on February 10, 2022. The principal business address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(3)

Consists of 170,625 shares of common stock held by Mr. Mott, 106,959 shares of common stock held by the David Mott Declaration of Trust dated May 31, 2001 as amended (the “Mott Trust”) and 118,145 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022. Mr. Mott disclaims beneficial ownership of the shares in the Mott Trust except to the extent of any pecuniary interest therein.

(4)

Consists of 34,333,334 shares of common stock held by entities affiliated with Royalty Pharma as described in note (1) above that have shared voting and shared dispositive power with Mr. Legorreta and 34,801 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022. Mr. Legorreta is the chief executive officer, beneficial owner and sole manager of RP Management whose principal business is to act as the manager of RPI 2019 ICAV and RPIFT and investment vehicles that invest in RPI 2019 ICAV and RPIFT.

(5)

Consists of 5,000 shares of common stock held by Dr. Goldfischer, 3,380,951 shares of common stock held by entities affiliated with Bay City Capital, LLC, including Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P., and 101,478 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022. Bay City Capital Management V LLC (“GP V”) is the general partner of Bay City Capital Fund V, L.P. and Bay City Capital Fund V Co-Investment Fund, L.P. (collectively, “BCC V”). Bay City Capital LLC (“BCC LLC”) is the manager of GP V. Dr. Goldfischer is an investment partner and managing director of BCC LLC and shares voting and dispositive power with respect to shares held by BCC V. Dr. Goldfischer disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(6)	Consists of 94,145 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022.
(7)	Includes 69,146 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022.
(8)	Includes 37,957 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022.
(9)	Consists of 56,646 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022.
(10)	Consists of 37,957 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022.
(11)	Includes 380,567 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022.

(12)

Includes 111,238 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022 and 6,853 shares of common stock issuable under restricted stock unit awards that vest within 60 days after March 1, 2022.

(13)

Includes 1,791,269 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022 and 28,428 shares of common stock issuable under restricted stock unit awards that vest within 60 days after March 1, 2022.

(14)	Includes 575,298 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022.
(15)	Consists of 19,635 shares of common stock held by Mr. Tombesi as of March 1, 2022.
(16)	Includes 168,903 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022.
(17)

Includes 1,042,080 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 1, 2022, 6,853 shares of common stock issuable under restricted stock unit awards that vest within 60 days after March 1, 2022 and 2,500,000 shares of common stock issuable upon RPI Finance Trust’s exercise of its warrant to purchase common stock.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2021 by Section 16(a) under the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Epizyme’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Epizyme’s independent registered public accounting firm, (3) the performance of Epizyme’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Epizyme’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Epizyme’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Epizyme for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the AS No. 1301, Communications with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Epizyme be included in Epizyme’s annual report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF EPIZYME, INC.

Carl Goldfischer, M.D., Chair

Kenneth Bate

Kevin T. Conroy

Carol Stuckley

March 30, 2022

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2021 Annual Report and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the above documents to you upon written or oral request to Epizyme, Inc., 400 Technology Square, 4th Floor, Cambridge, Massachusetts 02139, Attention: Investor Relations, telephone: 617-229-5872. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Epizyme, Inc., 400 Technology Square, 4th Floor, Cambridge, Massachusetts 02139, Attention: IR.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by our corporate Secretary at our principal executive offices no earlier than February 11, 2023 and no later than March 13, 2023.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ Grant Bogle
Grant Bogle
President and Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

EPIZYME, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Epizyme, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed Amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 455,000,000 shares, consisting of (i) 450,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

***

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this                  day of                 , 2022.

EPIZYME, INC.

By:
Name:	Grant Bogle
Title:	Chief Executive Officer

A-1

Appendix B

EPIZYME, INC.

2022 EQUITY INCENTIVE PLAN

1. Purpose

The purpose of this 2022 Equity Incentive Plan (the “Plan”) of Epizyme, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Any type of Award may be granted as a Performance Award under Section 9. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to a number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:

(A) 12,875,000 shares of Common Stock; and

(B) such additional number of shares of Common Stock (up to 18,728,931) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) that remain available for grant under the 2013 Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the 2013 Plan and under the Company’s 2008 Stock Incentive Plan that are outstanding as of the Effective Date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award (as defined below) shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.5 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Award of Restricted Stock, RSUs or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of the fair market value per share of Common Stock (valued in the manner determined or approved by the Board) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.5 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.5 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR or an RSU that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D) shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $750,000 in the case of an incumbent director; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Epizyme, Inc., any of Epizyme, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.

The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded (the “Exchange”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined or approved by the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Restricted Stock Units, entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or on a deferred basis (“RSUs”).

(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or if the Participant has died, to his or her Designated Beneficiary (as defined below).

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions with respect to each RSU, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to RSUs will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based and Cash-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to Other-Stock Based Awards will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9. Performance Awards.

(a) Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b) Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the writedown of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as the Board may determine. Such performance measures: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Board; and (C) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c) Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures.

(d) Dividends; Dividend Equivalents. Notwithstanding its designation as a Performance Award, no Option or SAR shall provide for the payment or accrual of dividend equivalents in accordance with Sections 5(i) and 6(g), as applicable, any dividends declared and paid by the Company with respect to shares of Restricted Stock shall be subject to Section 7(c)(i), and any right to receive Dividend Equivalents on an award of RSUs and Other Stock-Based Awards shall be subject to Sections 7(d)(1) and 8(c), as applicable.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):

(i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice;

(iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event;

(iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition

Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, provided, that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of such Award, then the Award shall be canceled without any payment of consideration therefor;

(v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and

(vi) any combination of the foregoing.

In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(D) The Board may impose a limitation on the ability of Participants holding Options and/or SARs to exercise their Awards for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined or approved by the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined or approved by, the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings, Section 12(d) with respect to amendments to the Plan and Section 11(g) with respect to the minimum vesting period for an Award, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Limitations on Vesting. Subject to Section 11(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor Section 6(e) requiring stockholder approval of any Option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing will be effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Appendix C

AMENDMENT NO. 1

TO

EPIZYME, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

The 2013 Employee Stock Purchase Plan (the “Plan”) of Epizyme, Inc. is hereby amended as follows:

1. The second sentence of the first paragraph of the Plan shall be deleted in its entirety and replaced with the following:

“Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is 2,500,000 shares of Common Stock.”

2. The following sentence shall be added to the end of Section 27 of the Plan:

“The amendment to the Plan shall take effect on September 1, 2022, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the amendment of the Plan by the Board.”

Except as set forth above, the remainder of the Plan remains in full force and effect. For the avoidance of doubt and for purposes of the Plan, the “Board” shall mean the Board of Directors of the Company.

Adopted by the Board of Directors on

March 11, 2022

Approved by the Stockholders on

[__________________]

C-1

Epizyme vote Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/epzm or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/epzm Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2—6. 1. Election of the following four individuals nominated to serve as class III directors, each for a three-year term ending at the 2025 annual meeting of stockholders. For Withhold For Withhold For Withhold 01—Michael F. Giordano, M.D. 02—Pablo Legorreta 03—David M. Mott 04—Carol Stuckley For Against Abstain For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our 3. Approval on an advisory (non-binding) basis, of the independent registered public accounting firm for the fiscal compensation of our named executive officers. year ending December 31, 2022. 4. Approval of an amendment to our Restated Certificate of 5. Approval of the Epizyme, Inc. 2022 Equity Incentive Plan. Incorporation to increase the number of authorized shares of common stock from 225,000,000 to 450,000,000. 6. Approval of an amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan to eliminate the annual “evergreen” provision and authorize 2,500,000 shares of common stock for issuance under such plan. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, partnership or other entity, please sign full entity name by authorized officer, giving full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 03LMLB

2022 Annual Meeting of Stockholders of Epizyme, Inc. The 2022 Annual Meeting of Stockholders of Epizyme, Inc. will be held on Tuesday, May 17, 2022, at 10:00 am Eastern Time exclusively by virtual via the internet at meetnow.global/MM2596W To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/EPZM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/epzm IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Epizyme, Inc. Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2022 Grant Bogle and John Weidenbruch (the Proxies), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Epizyme, Inc. to be held on May 17, 2022 or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted as directed. If no direction is given, the Proxies will have authority to vote FOR Proposal 1 “Election of four Class III Directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2025”, FOR Proposal 2 “Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022”, FOR Proposal 3 “Approval on an advisory (non-binding) basis, of the compensation of our named executive officers”, FOR Proposal 4 “Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 225,000,000 to 450,000,000”, FOR Proposal 5 “Approval of the Epizyme, Inc. 2022 Equity Incentive Plan” and FOR Proposal 6 “Approval of an amendment to the Epizyme, Inc. 2013 Employee Stock Purchase Plan to eliminate the annual “evergreen” provision and authorize 2,500,000 shares of common stock for issuance under such plan. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Attendance of the undersigned at the Annual Meeting or at any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing or votes online during the virtual annual meeting. Unless voting by the Internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting virtually.+